UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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EPAM Systems, Inc.

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<epam> 2022 Proxy Statement

<epam> Letter from the Chief Executive Officer and Chairman of the Board

To Our Fellow Stockholders:

On behalf of our Board of Directors, we are pleased to invite you to attend the EPAM Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 2, 2022 at 10:00 am ET. Details for attending the Annual Meeting in person or via live audio webcast are in the Notice of 2022 Annual Meeting of Stockholders following this letter.

By all measurements, EPAM’s performance in 2021 was one of our strongest years as a public company. I am pleased to take this opportunity to share a few highlights with our stockholders:

◾

Financially, we delivered a set of very strong results, including revenue growth of 41% reported (37% organic growth), GAAP diluted earnings per share (EPS) growth of 46%, non-GAAP EPS* growth of 43%, and finished the year with a strong balance sheet, with over $1.4 billion in cash and cash equivalents.

◾

We further diversified our global capabilities, talent footprint and solutions portfolio – making several strategic acquisitions, including PolSource, White-Hat Ltd., Just-BI, CORE SE, S4N, Emakina Group and Optiva Media.

◾	When we look at the engine of our organization, our people, we welcomed more than 17,600 employees across more than 40 countries.

◾

EPAM now counts some of the world’s largest companies, including 67 of our top 100 customers, which are among the Fortune 500 or Forbes Global 2000; and we are serving these customers from more than 40 countries and more than 100 locations around the world.

Consistent with our strong performance, we recognize our responsibility to grow our business sustainably. We made significant progress along our sustainability journey in 2021, further developing our ESG program which is focused on our core pillars of operating ethically, protecting the environment, and supporting our global and local communities. We continue to use our core competencies of innovation, digital transformation, and learning and development to create meaningful impact for our customers, for our employees, and for the communities in which we operate.

Lastly, while much of this proxy statement relates to our 2021 performance, I must acknowledge the current events that are taking place in Ukraine. Since the beginning of the conflict, our highest priorities have been the continuity of service for those customers impacted by circumstances in the region, and the care and safety of our more than 14,000 employees in Ukraine. To help our Ukrainian employees and their families, EPAM has established a $100 million humanitarian commitment, in addition to our previously established relief programs, donations, and the work of EPAM volunteers on the ground.

As in previous economic and geopolitical events, our intention is to stay close to our people as we safeguard our operations and financial position. I am confident we will manage our way through this disruption, and as we have done in the past, emerge a stronger and more resilient EPAM.

Thank you for your ongoing support of EPAM. We look forward to seeing you at this year’s annual meeting.

A Dobkin

Arkadiy Dobkin

President, Chief Executive Officer and Chairman of the Board

April 22, 2022

*	Non-GAAP EPS is a non-GAAP financial measure. Refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” for additional information.

<epam>

41 UNIVERSITY DRIVE, SUITE 202    ∎    NEWTOWN, PENNSYLVANIA 18940

<epam>

Notice of 2022 Annual Meeting of Stockholders

Time and Date	10:00 a.m. EDT June 2, 2022

Place	In-person: 41 University Drive, Newtown, Pennsylvania 18940, USA Virtual: Live audio webcast of the Annual Meeting will be available at https://www.proxydocs.com/EPAM

Access	In order to attend the Annual Meeting virtually, you must register in advance at www.proxydocs.com/EPAM. Upon completing your registration, you will receive further instructions via email, including unique links that will allow you access to the Annual Meeting and to vote and submit questions during the meeting

Record Date	The record date for the determination of the stockholders entitled to vote at the Annual Meeting (“Record Date”), or any adjournments or postponements thereof, was the close of business on April 11, 2022.

Additional Information	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.

Proxy Voting	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR MARK, SIGN, DATE AND RETURN YOUR PROXY CARD.
Board Recommended Vote
Items of Business	1. To elect three Class I directors to hold office for a three-year term or until their successors are elected and qualified.	FOR
	2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.	FOR
	3. To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement.	FOR
	4. To approve the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan.	FOR
	5. To transact such other business as may property come before the Annual Meeting.	N/A

By Order of the Board of Directors of EPAM Systems, Inc.: Edward Rockwell Edward Rockwell Senior Vice President, General Counsel and Corporate Secretary April 22, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 2, 2022. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at https://www.proxydocs.com/EPAM.

Householding	48

Questions and Answers About the 2022 Annual Meeting and Voting Your Shares	49

Stockholder Proposals for the 2023 Annual Meeting	55

Other Matters	56

Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures	A-1

Appendix B: 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan	B-1

General Information

The Board of Directors (the “Board”) of EPAM Systems, Inc., a Delaware corporation (“we” or “EPAM”), is soliciting proxies to be used at the annual meeting of stockholders of EPAM to be held at our principal executive offices, located at 41 University Drive, Newtown, Pennsylvania 18940 on Thursday, June 2, 2022, at 10:00 a.m. EDT and at the same time through a live audio webcast available via https://www.proxydocs.com/EPAM and any postponement, adjournment or continuation thereof (the “Annual Meeting”). Depending on public health developments relating to the COVID-19 pandemic, if we need to change to an entirely virtual format for the Annual Meeting, we will make a public announcement by press release and with a filing with the Securities and Exchange Commission (the “SEC”) as soon as practicable prior to the Annual Meeting. Any such determination and the related changes will be made and communicated in accordance with SEC rules and requirements. EPAM is required to comply with any public health and legal restrictions that are imposed under applicable local laws as a consequence of COVID-19 and that affect the Annual Meeting.

This Proxy Statement and the accompanying notice and form of proxy are first being distributed to stockholders on or about April 22, 2022. The Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting.

The proxy solicitation materials, including the Notice of 2022 Annual Meeting of Stockholders, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2021, which includes our audited consolidated financial statements for the year ended December 31, 2021 (the “2021 Annual Report”) and the proxy card or voting instruction card (collectively, the “Proxy Materials”), are being furnished to the holders of our common stock, par value $.001 per share (the “Common Stock”), in connection with the solicitation of proxies by the Board for use in voting at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Throughout this Proxy Statement you will find links to our website. The information on our website is not incorporated by reference into this Proxy Statement or into our 2021 Annual Report. The Proxy Materials are available at https://www.proxydocs.com/EPAM on or about April 22, 2022 to all stockholders entitled to vote at the Annual Meeting.

Notice of Internet Availability of Proxy Materials

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making the Proxy Materials available to our stockholders primarily electronically via the Internet rather than mailing printed copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the Proxy Materials, lowers the costs incurred by EPAM for the Annual Meeting and helps to conserve natural resources.

On or about April 22, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials.” The Notice contains instructions on how to access the Proxy Materials, and how to vote on the Internet.

If you received the Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request a printed copy, currently or on an ongoing basis. If you received a Notice by mail and would like to receive a paper or email copy of the Proxy Materials, follow the instructions on the Notice. Stockholders who requested paper copies of the Proxy Materials or previously elected electronic receipt did not receive a Notice and will receive the Proxy Materials in the format requested.

2022 Proxy Statement 1

Board of Directors

Our certificate of incorporation and bylaws provide that the Board will consist of no fewer than three and no more than nine persons and that the exact number of members of the Board will be determined from time to time by resolution of a majority of our entire Board. The Board currently consists of eight members.

The Board is divided into three classes, with each director serving a three-year term and one class being elected at each annual meeting of stockholders.

Director Selection Process

The Nominating and Corporate Governance Committee recommends to the Board the directors to stand as nominees for election at the annual meeting of stockholders and makes recommendations to the Board for appointment of a director to fill any vacancy. The Nominating and Corporate Governance Committee evaluates the composition of the Board and its committees at each regular meeting, and considers the individual and aggregate characteristics, professional backgrounds, and areas of expertise with the goal of a well-balanced and effective Board. All of our directors and director candidates must possess integrity and high ethical standards, excellent business judgment, and be willing to commit appropriate time and effort to service on the Board. The Nominating and Corporate Governance Committee reviews feedback from the most recent Board and committee evaluations in assessing the makeup of the Board, its committees, and its and their future needs.

The Nominating and Corporate Governance Committee assesses the appropriate size of the Board from time to time and considers new director candidates for potential expansion of the Board or to fill any vacancies. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms engaged by the committee, stockholders, members of management, or others. The committee reviews recommendations, evaluates biographical information and considers background checks and material relating to potential candidates and, as appropriate, interviews selected candidates. A candidate may meet with our management as appropriate. These candidates may be evaluated at meetings of the committee and may be considered at any point during the year.

At this time, neither the Board nor the Nominating and Corporate Governance Committee has established any minimum qualifications or skills for directors, however the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines and consider a nominee’s judgment, diversity, personal integrity, skills, conflicts of interest, knowledge of our business and industry, experience in various geographies, and background and experience in light of the Board’s challenges, risk oversight strategy, and the needs of the Board and its committees. The Nominating and Corporate Governance Committee also considers the independence, financial literacy and financial expertise standards as required under our Corporate Governance Guidelines, committee charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate’s present activities and our Corporate Governance Guidelines, to devote the necessary time and attention to serving as a director and a committee member. The committee does not assign specific weights to particular criteria and no particular criteria is a prerequisite for, or necessarily applicable to, any prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the three director nominees identified below for election as Class I directors at the Annual Meeting. These directors will hold office until the annual meeting of stockholders in 2025, or until their respective successors have been elected and qualified. The director nominees set forth below have consented to being named in this Proxy Statement as nominees for election as director and have agreed to serve as directors if elected. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

Stockholder Recommendations and Nominations of Director Candidates

The Nominating and Corporate Governance Committee utilizes a variety of methods to identify and evaluate director nominees, including nominees recommended by stockholders. Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Corporate Governance

2 2022 Proxy Statement

  Board of Directors

Committee. The committee’s policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the committee seeks to balance an individual’s knowledge, experience, capabilities, and compliance with the membership criteria established by our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee.

Our bylaws also provide for proxy access stockholder nominations of director candidates by eligible shareholders. Appropriately nominated proxy access candidates will be included in the Company’s proxy statement and ballot. A stockholder who wishes to formally nominate a candidate, whether for inclusion in our proxy statement or not, must follow the procedures described in our bylaws, which are summarized in this Proxy Statement under the heading “Stockholder Proposals for the 2023 Annual Meeting.”

Board Composition

Our Board is comprised of active and engaged experts in fields related to EPAM’s business, from a variety of professional backgrounds. Moreover, our Board believes that a diverse representation of characteristics broadens our Board’s views on issues that matter to our people, customers, and other stakeholders.

The table below summarizes the key qualifications, skills, and attributes in up to five areas of focused expertise that each director possesses. Many of our directors have more than five of these qualifications, however. Our Board and our Nominating and Corporate Governance Committee believe that the overall mix of professional qualifications and experience of our directors creates an environment for effective oversight of the business and its management.

In addition to these varied qualifications and expertise areas, our Board believes every member should possess high integrity and a commitment to EPAM’s values, an understanding of our business, and creation of stockholder value.

Key Qualifications

Financial		✓	✓		✓	✓	✓

Leadership	✓	✓	✓	✓	✓	✓	✓	✓

Global Business	✓	✓		✓	✓			✓

Human Capital	✓		✓	✓		✓		✓

Technology & Innovation	✓		✓	✓	✓	✓

Mergers & Acquisitions	✓	✓			✓	✓	✓

Sales & Marketing			✓	✓			✓

Public Company Board		✓						✓

2022 Proxy Statement 3

  Board of Directors

Key Qualification Definitions

Financial	Experience with complex financial management, financial reporting, and strategic capital allocation

Leadership	Demonstrated executive leadership, including delivering operating results and long-term growth

Global Business	Experience in business enterprises in global markets, including understanding geopolitical, cultural, operational, regulatory, and other relevant aspects

Human Capital

Experience ensuring the organization has the talent (human capital) that it needs to deliver on its stated mission and outcomes by defining the talent needs, creating an inclusive and values-driven culture, and creating a value proposition to attract, develop and retain talent in competitive markets

Technology & Innovation	Experience in relevant technology; understanding of technology trends; ability to anticipate and plan for new business models

Mergers & Acquisitions	Experience leading inorganic growth through acquisitions, including understanding of valuation, synergy planning, and operational integration execution

Sales & Marketing	Experience growing sales, branding, and developing market awareness

Public Company Board	Service as a member of a U.S. public company board of directors (other than EPAM)

Our Board includes directors that have served a range of tenures to allow for institutional knowledge and continuity, balanced with diversity as well as refreshed perspectives. The graphic below summarizes the age, tenure, gender, and committee leadership characteristics of the Board.

Age > 60 4 directors 55-60 2 directors < 55 2 directors 60 average director age Tenure 3 directors 1-5 years 3 directors 6-10 years 2 directors 11+years 9.8 yrs average director tenure Diversity 25% of the Company's Board is female Committee Chairs 2 directors Female 1 director Male

Biographical information concerning the nominees and the current directors of the Board whose terms will continue after the Annual Meeting appears below. Ages are correct as of April 22, 2022.

Name	Age	Position	Director Since	Class	Board Committees			Term Ends
					AC*	NGC*	CC*
Arkadiy Dobkin	61	Chairman of the Board, President and Chief Executive Officer	2002	III				2024
Richard Michael Mayoras	59	Independent Director	2013	I		Member	Member	2022
Karl Robb	59	Independent Director	2015	I				2022
Eugene Roman	64	Independent Director	2020	II	Member			2023
Robert E. Segert	53	Independent Director	2012	III		Chair		2024
Helen Shan	54	Independent Director	2018	I	Chair		Member	2022
Jill B. Smart	62	Independent Director	2016	II			Chair	2023
Ronald P. Vargo	68	Independent Director	2012	II	Member	Member		2023

*AC = Audit Committee

NGC = Nominating and Corporate Governance Committee

CC = Compensation Committee

4 2022 Proxy Statement

  Board of Directors

Director Nominees (Class I Directors with Terms Expiring at the Annual Meeting in 2022 and in 2025 if elected)

The Board nominees possess specific experience, qualifications, attributes or skills that led the Nominating and Governance Committee to the conclusion that such persons should serve as directors of EPAM, in light of our business and structure.

Richard Michael Mayoras Age: 59 Director Since: 2013

Mr. Mayoras has served as an independent director of our Board since January 2013. Mr. Mayoras served as President and Chief Executive Officer and as a member of the board of directors of RedPrairie Corporation from 2007 until its 2013 acquisition by JDA Software Group, Inc., at which time he became a member of the board of directors of JDA Software Group, Inc. until 2015. From 2004 to 2007, Mr. Mayoras held a number of executive roles at RedPrairie, including President, Americas, Executive Vice President, Implementation Services and Support, and Executive Vice President for Product Development. From 2001 to 2004, Mr. Mayoras was President of DigiTerra, a wholly owned subsidiary of CIBER, a publicly traded enterprise application and technology consulting company. Mr. Mayoras has more than 30 years of experience in the technology, consulting and software industries, having held several executive and senior management positions for various organizations. Mr. Mayoras has served as the Executive Chairman of OnSolve, LLC since 2018, as a director of Softeon Inc. since 2019, and as a director of Truecommerce, Inc. since 2021. In 2012, he was named a “Provider Pro to Know” by Supply & Demand Chain Executive magazine.

Our Board believes that Mr. Mayoras is qualified to serve as a director based on his prior executive leadership roles in the IT services industry and his experience and prior service as a member of the boards of directors of technology companies, which enable him to provide valuable insight to the Board regarding financial and business strategy issues.

Karl Robb Age: 59 Director Since: 2004

Mr. Robb has served as a director of our Board since March 2004, as a non-employee director since April 2015, and as an independent director since 2021. Mr. Robb served as our Executive Vice President and President of EU Operations from March 2004 until his retirement in April 2015. Mr. Robb joined us when Fathom Technology, a Hungarian software development outsourcing company he co-founded, merged with EPAM. Mr. Robb has over 40 years of experience in the global software engineering and IT solutions industries, having worked more than 10 years in each of Western Europe, Eastern Europe, and the United States. Mr. Robb currently serves on the board of directors of Softline Holding PLC (LSE: SFTL), Ajax Systems, and Visiquate, Inc.

Our Board believes that Mr. Robb’s extensive experience in and knowledge of the IT services industry in North America and Europe, as well as his experience starting two software companies and his extensive service and responsibilities at EPAM prior to his retirement, provide him with the necessary skills to serve as a member of our Board.

Our Board also believes this background enables Mr. Robb to provide valuable insight to the Board regarding strategy, business development, sales, operational and management issues, and general industry trends.

2022 Proxy Statement 5

  Board of Directors

Helen Shan Age: 54 Director Since: 2018

Helen Shan has served as an independent director of our Board since September 2018. Since May 2021, Ms. Shan serves as the Executive Vice President and Chief Revenue Officer of FactSet Research Systems Inc. (NYSE: FDS)(NASDAQ: FDS), a global provider of integrated financial information, analytical applications, and industry-leading services. Prior to her present position, Ms. Shan served as FactSet’s Chief Financial Officer since September 2018. Prior to joining FactSet, Ms. Shan served as Chief Financial Officer of Mercer, a wholly owned subsidiary of Marsh & McLennan Companies (NYSE: MMC), a leading global professional services firm, from October 2014 to June 2018. From April 2013 to September 2014, Ms. Shan served as the Vice President, Treasurer, of Marsh & McLennan Companies, with oversight of the firm’s global Treasury operations, including capital management, pensions, investments, and cash management. Before joining Marsh & McLennan Companies, Helen served as Vice President, Treasurer, at Pitney Bowes, with responsibility for Treasury, Corporate Development, and Investor Relations. Previously, Helen held senior roles at JPMorgan Securities, including Managing Director, Diversified Industries. Ms. Shan is a member of the Johnson Advisory Council for the S.C. Johnson College of Business, the graduate management school of Cornell University. Ms. Shan received an MBA from Cornell University’s S.C. Johnson Graduate School of Management and a BAS/BA in Systems Engineering/Finance from the University of Pennsylvania.

Our Board believes Ms. Shan’s financial management expertise, as well as her previous experience in global strategy development and execution, provide her with the necessary skills to serve as a member of our Board and enable her to contribute valuable insight regarding financial and strategic business issues.

Continuing Directors

Class II with Terms Expiring at the Annual Meeting in 2023

Eugene Roman Age: 64 Director Since: 2020

Mr. Roman has served as an independent director of our Board since February 2020. From 2020 to 2021, Mr. Roman was Chief Information Officer of Metrolinx, an agency of the Government of Ontario created to improve transportation in the Greater Toronto and Hamilton Area. He is a Principal at Design AI Ltd., a consultancy formed in 2019 that is focused on applying design intelligence to business opportunities. He also serves as Executive in Residence for AI and Applied Analytics at the Schulich Business School in Toronto, where he conducts research on emerging areas of AI and mentors students. Mr. Roman previously held the position of Executive Vice-President, Digital Excellence and Technology Advisor, for Canadian Tire Corporation from 2012 to 2018. Mr. Roman started his career in telecommunications with Nortel Networks Corporation, Bell Canada Enterprises Inc., and Open Text Corporation in progressively senior technology and business roles in Canada, the U.S. and the U.K. Mr. Roman has been a member of the Board of Governors of York University since July 2017 and serves as a member of its Finance and Audit and Governance and Human Resources Committees. Mr. Roman was appointed as a Distinguished Senior Fellow at the Munk School of Global Affairs at the University of Toronto in 2008 and is an industry professor in Design Engineering at McMaster University. Mr. Roman was named Chief Information Officer of the Year RIS News and Canada’s CIO of the Year (Private Sector) by Information Technology Association of Canada in 2015. Mr. Roman holds a master’s degree in Administration and a Bachelor’s Degree in Economics and Geography from the University of Toronto, is a Certified Professional Accountant, and a graduate of the Institute of Corporate Directors program.

Our Board believes that Mr. Roman’s more than 35 years of experience as an information technology and telecommunications executive in the retail and business services industries and his financial background provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding technology, financial, and strategic issues.

6 2022 Proxy Statement

  Board of Directors

Jill B. Smart Age: 62 Director Since: 2016

Ms. Smart has served as an independent director of our Board since July 2016. Since 2015, Ms. Smart has served as President of the National Academy of Human Resources (NAHR), an organization where individuals and institutions in the Human Resources profession are recognized for professional achievement in human resources by election as a “Fellow of the NAHR.” Ms. Smart spent more than 33 years at Accenture, a global professional services company , before retiring in 2014. For 10 years she served as Accenture’s Chief Human Resources Officer. Prior to her HR management roles at Accenture, Ms. Smart held business integration consulting positions for clients in a variety of industries, focusing on integrating strategy, technology business processes, functional applications and human performance components. In 2021, Ms. Smart joined the board of directors of World Fuel Services Corporation, where she also serves on the compensation committee and governance committee. Ms. Smart is the founder and CEO of JBSmart Consulting, LLC, where she provides HR advisory and coaching services, a director at AlixPartners, a results-driven global management consulting firm that specializes in helping businesses successfully address their most complex and critical challenges, and a director at HireRight, the market-leading provider of on-demand employment background checks and screening. Ms. Smart is a member of the advisory board at Cerity Partners, an investment and wealth management firm, a Fellow and Director of the National Academy of Human Resources, a Fellow of the Human Resources Policy Institute, a member of the Peer Roundtable for CHROs and a member of the G100 Talent Consortium Advisory Board. In addition, Ms. Smart is a past Trustee of the University of Illinois Board of Trustees and is currently a member of the University of Illinois’ Chicago Athletic Advisory Board. She is on the Dean’s Business Council at the Gies College of Business at the University of Illinois, a Trustee of Chicago’s Goodman Theatre and is active in The Chicago Network. She is also a guest faculty member of the University of Michigan Ross School of Business Global Human Resources Executive Program. Ms. Smart received an MBA from the University of Chicago and bachelor’s degree in business administration from the University of Illinois.

Our Board believes Ms. Smart’s industry experience, more than 20 years of consulting experience, and human resources leadership expertise enable Ms. Smart to provide valuable insight to the Board regarding human capital, executive compensation, and strategy.

Ronald P. Vargo Age: 68 Director Since: 2012

Mr. Vargo has served as an independent director of our Board since January 2012 and as Lead Independent Director since 2015. Mr. Vargo served as Executive Vice President and Chief Financial Officer of ICF International, Inc. (“ICF”) from April 2010 to May 2011. Prior to joining ICF, Mr. Vargo served as the Executive Vice President, Chief Financial Officer and as a member of the executive committee of Electronic Data Systems Corporation (“EDS”) from 2006 to 2008, and as Vice President and Treasurer of EDS from 2004 to 2006, when he was promoted to Chief Financial Officer. Before joining EDS, Mr. Vargo was employed from 1991 to 2003 by TRW, Inc. (“TRW”), a former $17 billion global manufacturing and service company strategically focused on providing products and services with a high technology or engineering content to the automotive, space and defense markets. TRW was acquired by Northrop Grumman Corporation in 2002. Mr. Vargo served TRW in the positions of Vice President of Investor Relations and Treasurer from 1991 to 1994, then Vice President of Strategic Planning and Business Development from 1994 to 1999, and then Vice President of Investor Relations and Treasurer again from 1999 to 2002. Mr. Vargo has served as a director of Ferro Corporation since 2009 and is a member of its compensation committee and chair of its audit committee. Beginning in August 2017, Mr. Vargo also serves as a director of EnerSys and as chair of its audit committee and as a member of its compensation committee. Mr. Vargo holds a Masters of Business Administration in Finance and General Management from Stanford University and a Bachelor of Arts degree in Economics from Dartmouth College.

Our Board believes Mr. Vargo’s 30-plus years of experience as a financial and business executive, and his experience serving as a member of the board of directors of other public companies, provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding strategic, financial, compliance and investor relations issues.

2022 Proxy Statement 7

  Board of Directors

Class III with Terms Expiring at the Annual Meeting in 2024

Arkadiy Dobkin Age: 61 Director Since: 2002

Mr. Dobkin has served as Chairman of the Board, Chief Executive Officer and President since December 2002 and is one of our co-founders. After earning a Master of Science degree in Electrical Engineering from the Belarusian National Technical University, Mr. Dobkin began his career in Minsk, Belarus, where he worked for several emerging software development companies. After immigrating to the United States in 1991, he held technical and leadership positions at Prudential Insurance, Colgate-Palmolive and SAP Labs. In 2015, Mr. Dobkin was inducted into the Ernst & Young World Entrepreneur of the Year Academy and to the elite Entrepreneur of the Year Hall of Fame.

Our Board believes Mr. Dobkin’s experience as an IT professional and executive in the IT services industry coupled with his in-depth understanding of our global delivery model provide him with the necessary skills to serve as a member of our Board and will enable him to provide valuable insight to the Board and our management team regarding operational, strategic and management issues as well as general industry trends.

Robert E. Segert Age: 53 Director Since: 2012

Robert E. Segert has served as an independent director of our Board since January 2012. He is currently the Chairman and Chief Executive Officer of athenahealth, Inc., a leading provider of network-enabled services for hospital and ambulatory customers nationwide. From September 2018 until its merger with athenahealth in February 2019, Mr. Segert served as Chairman and Chief Executive Officer of Virence Health Technologies, a portfolio company of Veritas Capital and a leading healthcare information technology company that helps healthcare providers achieve industry-leading clinical and financial outcomes. From July 2017 to August 2018, Mr. Segert served as Executive Chairman of the Board for Aspect Software, the world’s leading enterprise cloud contact center and workforce optimization provider; and from August 2016 to July 2017, he served as Non-Executive Chairman of Aspect Software. Formerly, Mr. Segert served as President, Chief Executive Officer and a director of Expert Global Solutions, Inc., a global leader in the business process outsourcing (BPO) industry, leading the company through a significant re-positioning and successful merger with Alorica in June 2016. At the time of the merger EGS was a $1.1 billion leader in the customer relationship management services industry, with over 43,000 employees worldwide. From 2008 until its acquisition by OpenText Corp. in January 2014, Mr. Segert served as President and Chief Executive Officer, and a director of GXS Worldwide, Inc. (GXS), a leading global provider of business-to-business e-commerce and data integration services that simplify and enhance business process integration, data quality and compliance, and collaboration among businesses. Prior to joining GXS in 2008, Mr. Segert spent 10 years at Electronic Data Systems Corporation (EDS), a $22 billion global technology services company, in various capacities, including leader of the Global Financial Products Industry, Chief Marketing Officer, General Manager of U.S. Financial Services and Managing Director of Corporate Strategy and Planning. He has also held roles at A.T. Kearney and Frito-Lay, Inc. Mr. Segert received a Bachelor of Science degree in Mechanical Engineering from Purdue University and a Master of Business Administration degree from Harvard Business School.

Our Board believes Mr. Segert’s 20-plus years of experience as an executive in the business services and consulting industry provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding financial and investor relations issues.

8 2022 Proxy Statement

Corporate Governance

Our corporate governance practices cultivate and support our long-term organizational achievements. Our Board brings a mix of backgrounds, experience, and other factors that are essential to strong oversight. The Board is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies. The Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals.

Corporate Governance Highlights

◾	Seven of the Board’s eight directors are independent

◾	The Board annually elects a Lead Independent Director

◾	Each of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees consist of only independent directors

◾	The independent directors regularly schedule executive sessions

◾	The Nominating and Corporate Governance Committee conducts annual Board and committee evaluations

◾	The “Say-On-Pay” advisory vote is conducted annually

◾	Our bylaws provide for majority voting with a resignation policy for directors in uncontested elections

◾	In 2022 we amended our bylaws to provide proxy access rights for stockholders

◾	We do not have a shareholder rights, or “poison pill,” plan

◾	Our stock ownership guidelines are applicable to both executives and directors

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the Board’s leadership structure on an annual basis.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of Chairman of the Board (the “Chairman”) and Chief Executive Officer in a way that is in EPAM’s best interests at a given point in time. The Board has determined that it is in the best interests of EPAM and our stockholders for both the positions of Chairman and Chief Executive Officer to be held by our co-founder, Arkadiy Dobkin, at this time. If circumstances change in the future, the Board may determine that these positions should be separated. This policy allows the Board to evaluate regularly whether EPAM is best served at any particular time by having the Chief Executive Officer or another director hold the position of Chairman. Our Board considers this issue carefully in light of the structure the Board believes will be in the best interests of EPAM and our stockholders.

The Board believes that Mr. Dobkin is best suited to serve as Chairman because, as our co-founder, he is the director most familiar with our business and industry and can lead the Board in identifying and prioritizing our strategies and initiatives. The combined role fosters greater communication between the Board and management and facilitates development and implementation of our Board-approved corporate strategy and oversight of risk management practices.

In April 2015, our Board established the position of Lead Independent Director, and appointed Ronald P. Vargo to serve in this role. The Lead Independent Director Charter establishes a defined set of responsibilities, including Board leadership, presiding over executive sessions of independent directors, liaising with the Chairman, and facilitating distribution of information to the Board and its committees. Annually, the Nominating and Corporate Governance Committee recommends to the Board a candidate to fill this position, selected from among the independent members of the Board. The Board considers this recommendation and elects the Lead Independent Director. Mr. Vargo has been re-elected to this position each year since his initial appointment.

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  Corporate Governance

We believe this current leadership structure is effective. Our independent directors and management have different perspectives and roles in business and strategy development. Our independent directors bring experience, oversight and expertise from outside EPAM and both from within and outside our industry.

Director Independence

Director independence is a key component of our governance standards, enabling the Board to be objective in fulfilling its responsibilities. The Board elects a Lead Independent Director each year.

Except for our Chairman and CEO, Arkadiy Dobkin, all directors are independent. In making its determinations about the independence of each Board member, the Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and EPAM and its subsidiaries and affiliates. See “Certain Relationships and Related Transactions and Director Independence.” There are no family relationships among any of our executive officers, directors, or nominees for director.

Only independent directors serve on EPAM’s committees. The compensation consultant retained by the Compensation Committee is independent of the Company and management. At each regular meeting of the Board and each Committee, time is allocated for executive session, in which the Board or the committee meets without management present.

Risk Oversight and Succession Planning

The Board is responsible for oversight of EPAM’s risk management practices while management is responsible for the day-to-day risk management processes. The Board has direct oversight of EPAM’s strategic risks and other risk areas not specifically delegated to one of the Board’s committees. The Board receives and provides regular feedback on periodic reports from management regarding the most significant risks we face and receives reports from its committees on specific risk areas at each quarterly meeting. The Board exercises its oversight directly over areas of strategic importance. The specific areas of risk oversight for which the Board and each committee are responsible are summarized below:

Board Risk Oversight The Board exercises its oversight directly over areas of strategic importance, including: Geopolitical risks; Cybersecurity risks; EPAM's acquisition strategy; Geographic expansion and diversification; Environmental, social, and governance (ESG) risks; Regular reports on EPAMs risk and control environment (with Audit Committee); and Senior leadership succession planning Audit Committee Risk Oversight Integrity of financial statements; Qualifications, independence, and performance of our independent auditor; Internal audit function; Legal and regulatory compliance; Disclosure controls and procedures; Internal control over financial reporting; and Risk assessment and management policies and procedures Compensation Committee Risk Oversight Compensation and benefits programs; Compensation policies and practices; Executive compensation; Non-executive compensation; Development and monitoring of senior management succession plan; and Equity compensation for senior management, including CEO Nominating and Corporate Governance Committee Risk Oversight Director selection;Director succession planning; Board education programs; Corporate Governance Guidelines compliance; Code of Ethical Conduct compliance; Board and Committee evaluations and effectiveness; and Overall corporate governance framework

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Under this oversight framework, our management team has built and continuously improves our culture of risk awareness so EPAM operates at an appropriate level of risk in executing on our business objectives. We have a robust enterprise risk management program, which involves a cross-functional team to identify and prioritize the mitigation of risks facing the Company. This process is also supported by the regular work of our internal audit, compliance, and legal functions at EPAM.

The additional responsibilities of the Board’s Committees, the members of each committee and the number of meetings held in 2021, and additional information about the written charter of each committee can be found later in this Proxy Statement under the heading “Committees of the Board.”

As reflected in our Corporate Governance Guidelines, the Board (with Compensation Committee input) is responsible for planning for CEO succession, as well as monitoring and advising on management’s succession planning for other senior executives. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. Succession planning is a regular item on the Board and Compensation Committee agendas throughout the year.

Board Meetings

The Board held 12 meetings in 2021. Each of our directors attended at least 75% of the total number of all meetings of the Board and committees on which the director served that were held during 2021.

Directors are expected to attend the meetings of the Board and of any committees on which the director serves and are encouraged, but not required, to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders in 2021.

Communications to the Board

Stockholders and other interested parties may communicate directly with our Lead Independent Director or our independent directors as a group by sending a written communication in an envelope addressed to: Board of Directors, Attention: Lead Independent Director, c/o General Counsel and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to: Board of Directors, c/o General Counsel and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

Our Audit Committee has established an anonymous, confidential process for communicating complaints regarding accounting or auditing matters or other matters that may violate EPAM’s Code of Ethical Conduct. In order to submit a complaint, you may call our hotline at the dedicated local phone number found at ethics.epam.com (+1 866 786-9137 in the U.S.) or submit a written report at the EthicsLine webpage at ethics.epam.com. Any such complaints received or submitted are reviewed with the Audit Committee in accordance with a standard escalation protocol to take such action as may be appropriate.

Code of Ethical Conduct and Corporate Governance Guidelines

EPAM has a Code of Ethical Conduct that applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Chief Compliance Officer has the responsibility of maintaining an effective ethics and compliance program and to provide updates to our ethics and compliance programs to the Nominating and Corporate Governance Committee and the Board. The foundational principles in our Code of Ethical Conduct and our core values mean that we strive for excellence and do the right things in the right way by:

◾	Respecting, valuing and supporting people;

◾	Showing integrity in our communications, records and business activities;

◾	Protecting and enhancing EPAM’s information and assets; and

◾	Complying with laws.

The Code of Ethical Conduct is approved and reviewed annually by the Board. Any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from a provision of the Code of Ethical Conduct for

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  Corporate Governance

directors and officers must be approved by the Board and will be promptly disclosed to our stockholders. The Board has also adopted Corporate Governance Guidelines in accordance with NYSE corporate governance rules that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including: the size and composition of the Board; Board membership criteria and director qualifications; director responsibilities; Board agendas; roles of the Chairman, Chief Executive Officer and Lead Independent Director; meetings of independent directors; committee responsibilities and assignments; Board member access to management and independent advisors; director communications with third parties; director compensation; director orientation and continuing education; evaluation of senior management; and management succession planning.

Our Code of Ethical Conduct and our Corporate Governance Guidelines are publicly available through the “Investor Relations – Leadership & Governance” section of our website at http://investors.epam.com/investors/leadership-and-governance/documents. A copy will be provided in print without charge upon written request to our Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

Environmental, Social, and Governance Commitment

The Board oversees EPAM’s ongoing commitment to integrate positive and ethical environmental, social, and governance, or ESG, practices into our overall ESG strategy, as well as the progress and activity of individual components that make up our ESG program, including corporate social responsibility, human capital, ethics and governance, environmental footprint, data privacy and information security, and supplier sustainability. Our approach to material ESG topics is key to our continual development as a business and drives value for our employees, clients, business partners, stockholders and the community.

One important way EPAM lives out the key principles of our Code of Ethical Conduct and our core values is our commitment to making positive contributions in the communities in which we operate and championing corporate social responsibility as one prong of our ESG efforts. Through our focused efforts in the areas of education, environment and community, we are committed to sharing the expertise and attributes of our highly skilled global workforce to effectively support the needs of, and positively add to, the world at large and the communities in which we work and live. We sponsor and support global technology education initiatives, invest in local green initiatives that result in energy-saving and carbon-footprint reduction practices, and are strongly committed to respecting our employees’ fundamental human rights at work and ask our vendors and suppliers to do the same. More information about EPAM’s Corporate Social Responsibility, or CSR program can be found at https://www.epam.com/about/who-we-are/corporate-responsibility.

Highlights of our positive social, environmental and ethical practices include our efforts in our traditional areas of focus and additional contributions to mitigating the economic and public health impacts in the communities where we work and live and at a global level:

◾	We added six new countries to our CSR program for a total of 27 countries with over 30,000 hours of volunteer time contributed to our CSR program.

◾

EPAM collaborated with six different organizations across our geographic footprint to empower girls and women with the skills and confidence needed to pursue their ambitions in Science, Technology, Engineering, and Mathematics, or STEM, related opportunities.

◾

EPAM’s Carbon Footprint Calculator continued to allow anyone to calculate the carbon generated by their electricity usage, commuting activities, eating habits, pets, and travel and offer lifestyle recommendations to reduce the amount of carbon dioxide users generate.

◾

EPAM sponsored BIMA Digital Day for the third consecutive year. In 2021, BIMA, the United Kingdom’s digital and technology trade body, brought digital and technology companies together with students to address environmental issues and the United Kingdom’s digital skills shortage.

◾	EPAM and one of its customers continued to support Raspberry Pi’s Coolest Projects, the world-leading technology fair where young people are empowered to show the world their technology inventions.

◾	EPAM enhanced its own EPAM E-KIDS program by developing courses and content and delivering it through EPAM’s Learn platform to provide virtual STEM learning content to students globally.

◾

EPAM and UNICEF combined EPAM’s COVID Resistance mobile application with UNICEF’s Health Buddy chat bot to offer reliable COVID-related information and a digital contact tracing mobile application in the UNICEF HealthBuddy+ app to more than 500,000 users across 20 languages and nine countries.

◾	EPAM E-KIDS program won the 2021 Communitas Award for Excellence in Skills-Based Community Service.

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◾	EPAM India received a 2021 CSR Times award in the Education Category.

◾

EPAM maintains a Supplier Code of Conduct, holding suppliers accountable for complying with certain labor practices, safety and health standards, ethical business practices and social responsibility commitments.

Committees of the Board

The Board uses committees to work on certain issues in detail. Each committee reports the progress and results of its meetings to the Board and makes recommendations to the Board when appropriate. The Board currently has three standing committees – an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of our committees operates under a written charter that has been approved by our Board. The charters are reviewed annually by each respective committee, which recommends any proposed changes to our Board. The charters are available on the “Investor Relations – Leadership & Governance” section of our website at http://investors.epam.com/investors/leadership-and-governance/documents and will be provided in print without charge upon written request to our Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940. The primary responsibilities of each of our committees, as well as the current composition of our committees and the number of committee meetings held during 2021, are described below:

Audit Committee

The primary responsibilities of our Audit Committee include:

◾  appoint, compensate, retain and oversee our independent auditors;

◾  pre-approve the independent auditors’ audit and non-audit services rendered, and recognize and prevent prohibited non-audit services;

◾  review the proposed scope and results of the audit;

◾  review, in conjunction with the Chief Executive Officer and Chief Financial Officer of our Company, disclosure controls and procedures and internal control over financial reporting with the independent auditors and our financial and accounting staff;

◾  establish procedures for complaints received by us regarding accounting, internal control over financial reporting, or auditing matters;

Committee Members: Helen Shan (Chair) Eugene Roman Ronald P. Vargo Number of Meetings in 2021: 8

◾  oversee internal audit functions; and

◾  prepare the report of the Audit Committee that SEC rules require to be included in our annual proxy statement.

The Audit Committee currently consists exclusively of directors who are financially literate, and each of the members of the Audit Committee is considered an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The Board has determined that each of the current members of the Audit Committee is an “independent director” within the meaning of the applicable NYSE rules and as defined by Rule 10A-3 of the Exchange Act.

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Compensation Committee

The primary responsibilities of our Compensation Committee include:

◾  review and approve cash compensation arrangements, and recommend to the Board equity-based compensation arrangements, for executive officers, including for our Chief Executive Officer;

◾  identify corporate goals and objectives relevant to executive compensation;

◾  review, evaluate and recommend to the Board for approval, if applicable, any equity-based incentive plan;

◾  retain or obtain the advice of a compensation consultant, legal counsel or other adviser in its sole authority and be responsible for the appointment, compensation, termination and oversight of the work of any such adviser that is retained;

Committee Members: Jill B. Smart (Chair) Richard Michael Mayoras Helen Shan Number of Meetings in 2021: 6

◾  delegate its authority to subcommittees or the chair of the Compensation Committee when it deems it appropriate and in our best interests and to delegate to one or more of our officers the authority to make grants and awards of stock rights or options to any of our non-Section 16 officers under our equity-based incentive plan as the Compensation Committee deems appropriate and in accordance with the terms of the plans;

◾  review, evaluate, and recommend to the Board for approval any changes in Board compensation

◾  consider the results of the most recent stockholder advisory vote on executive compensation; and

◾  prepare the report of the Compensation Committee to the extent required by SEC rules to be included in our annual proxy statement.

The Board has determined that each of the members of the Compensation Committee is an “independent director” within the meaning of the rules set forth in Rule 10C-1 and Section 303A.02(a)(ii) of the NYSE Listed Company Manual. The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described in “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The primary responsibilities of our Nominating and Corporate Governance Committee include:

◾  identify and nominate members for election to the Board;

◾  recommend to the Board a candidate for the position of Lead Independent Director of the Board from among the independent members of the Board;

◾  develop and recommend to the Board a set of corporate governance principles and code of conduct applicable to EPAM and to oversee compliance thereof; and

◾  oversee the evaluation of the Board and management.

Committee Members: Robert E. Segert (Chair) Richard Michael Mayoras Ronald P. Vargo Number of Meetings in 2021: 5
The Board has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the applicable NYSE rules.

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Our Executive Officers

Executive officers are appointed by the Board. The following table sets forth the names, ages and positions of our executive officers as of April 22, 2022:

Name	Age	Position

Arkadiy Dobkin	61	Chairman of the Board of Directors, President and Chief Executive Officer

Balazs Fejes	47	President of EU and APAC markets

Viktar Dvorkin	49	Senior Vice President, Head of Global Delivery

Jason Peterson	59	Senior Vice President, Chief Financial Officer and Treasurer

Edward Rockwell	54	Senior Vice President, General Counsel and Corporate Secretary

Elaina Shekhter	52	Senior Vice President, Chief Marketing and Strategy Officer

Boris Shnayder	65	Senior Vice President, Co-Head of Global Business

Larry Solomon	57	Senior Vice President, Chief People Officer

Sergey Yezhkov	48	Senior Vice President, Co-Head of Global Business
Gary Abrahams	54	Vice President, Corporate Controller, Chief Accounting Officer

Information about Mr. Dobkin is provided under “Board of Directors” in this Proxy Statement. A brief biography for each of our other executive officers follows.

Balazs Fejes

Balazs Fejes, 47, is our President of Europe and APAC Markets, where he heads market activities across the regions and co-leads global business operations. Mr. Fejes also oversees the strategy of our Banking and Financial Services Industry business unit, helping to drive evolution of key service lines across the unit’s global portfolio. From 2015 through March 2021, Mr. Fejes was our Executive Vice President, Co-Head of Global Business, and before that, he held the position of Senior Vice President, Global Head of Banking and Financial Services business unit from 2012 to 2015. From 2004 to August 2012, Mr. Fejes served as EPAM’s Chief Technology Officer (“CTO”) and was responsible for ensuring that all global offshore and nearshore software development centers of EPAM were at the leading edge of industry standards for efficiency and quality. Mr. Fejes joined EPAM in 2004 as part of the acquisition of Fathom Technology, a Hungarian software engineering firm which he co-founded and where he served as CTO. Prior to co-founding Fathom Technology Mr. Fejes was a chief software architect/line manager with Microsoft Great Plains (Microsoft Business Solutions). He also served as chief software architect of Scala Business Solutions. He is the recipient of numerous awards for programming excellence and has worked extensively in the US and Russia.

Viktar Dvorkin

Viktar Dvorkin, 49, is our Senior Vice President, Head of Global Delivery, and is responsible for the strategy and operation of the company’s Delivery Organization as well as our Solution Practices and Competency Centers. In his current role, Mr. Dvorkin also oversees EPAM’s Advanced Technology programs including EngineeringX and Delivery Excellence. Prior to his current role, he led the North American business unit, where he oversaw the operation of EPAM’s largest book of business, with overall responsibility for services delivered in the North American region. Mr. Dvorkin joined EPAM in 1997 and has been instrumental in driving our growth in key technology and solution practices, and in helping EPAM to build and deploy multi-disciplinary teams for successful client engagements. Having worked and lived in the United States and Eastern Europe, Mr. Dvorkin has in-depth understanding of global delivery models and brings hands-on technology experience and working knowledge of multiple industries including travel, healthcare, insurance and oil & gas. Mr. Dvorkin holds a master’s degree in Applied Mathematics from the Belarusian National Technical University.

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Jason Peterson

Jason Peterson, 59, joined EPAM in 2017 and is our Senior Vice President, Chief Financial Officer and Treasurer. Mr. Peterson leads EPAM’s Global Finance, Corporate Development, and Procurement organizations and has over 25 years of finance experience. From 2008 to 2017, he was employed by Cognizant Technology Solutions, and in his most recent role, he was Vice President of Finance, M&A and Due Diligence, a position that he held while leading a large-scale corporate business process transformation program. Prior to that, he was CFO of the Emerging Business Accelerator and led the Corporate Financial Planning and Analysis Function. Before joining Cognizant, Mr. Peterson was the CFO for E&C Medical Intelligence, a venture-backed software and services company, and prior to that, he served in various accounting and finance roles at ATI Technologies, Philips Semiconductors, and Hewlett-Packard. Mr. Peterson holds an MBA from Columbia Business School and a Bachelor’s degree in economics from Claremont McKenna College.

Edward Rockwell

Edward Rockwell, 54, joined EPAM in October of 2018 and is our Senior Vice President, General Counsel and Corporate Secretary overseeing the legal activities of the organization and providing strategic counsel and legal guidance to senior leadership and EPAM’s Board of Directors. From June 2014 to October 2018, Mr. Rockwell served as Vice President & Assistant General Counsel at Red Hat, a leading global provider of open source, enterprise IT solutions where he led a global team of legal professionals that supported all sales and operations during a period of significant company growth. From April 2012 to January 2014, Mr. Rockwell was General Counsel and Vice President, Legal and Human Resources for DDN Storage. He previously served as Vice President and Associate General Counsel at Hewlett-Packard Company (HP) with roles that included General Counsel for HP Services, HP Americas, and HP Software. Additionally, he spent five years in Milan, Italy, where he served as Director and Managing Counsel for HP’s Outsourcing Services business in EMEA and later Senior Director and Managing Counsel for Outsourcing Services worldwide. Mr. Rockwell is a member of the board of directors of the Greater Philadelphia Chapter of the Association of Corporate Counsel. Mr. Rockwell received a BA degree in Foreign Affairs from University of Virginia and a JD from the University of Richmond School of Law.

Elaina Shekhter

Elaina Shekhter, 52, is our Senior Vice President, Chief Marketing and Strategy Officer . Ms. Shekhter had been our Chief Marketing Officer from March 2015 through March 2021. In her role, Ms. Shekhter works to integrate a variety of functions that influence EPAM’s strategy, positioning and messaging. Ms. Shekhter has been with EPAM since 2001 in a number of roles, including the Global Head of Business Development and prior to that, the Global Head of our Travel and Consumer Business Unit. Ms. Shekhter is an advisory board member for the MACH Alliance and is active in the software startup and emerging technology communities, representing EPAM in its investment in the Go Philly Fund and as a board member of the EPAM seed investment, Sigma Ledger. Additionally, Ms. Shekter takes a special interest in artificial intelligence and sustainability initiatives. Before joining EPAM, Ms. Shekhter was with the global hospitality and travel company Carlson Companies, in a number of operational and business development roles including Head of Retail and Entertainment for 24K, a spin-off of Carlson Marketing Group. Prior to Carlson, Ms. Shekhter was a Manager with Ernst & Young Consulting, specializing in CRM and analytics engagements. Ms. Shekhter holds an MS degree in Information Systems and BS/BA degrees in Economic Theory and Political Science from The American University.

Boris Shnayder

Boris Shnayder, 65, is our Senior Vice President, Co-Head of Global Business with a primary focus on operations in the Americas. Mr. Shnayder joined EPAM in July 2015 and is responsible for a portfolio of business in the region, including oversight of service programs and client acquisition. Mr. Shnayder also oversees strategy and execution of our emerging verticals portfolio. With over 20 years of experience in the IT and telecommunications industries, Mr. Shnayder brings both industry and global operations leadership. Prior to his role at EPAM, Mr. Shnayder served in a variety of roles at GlobalLogic, Inc. from 2007 to 2015, including Chief Delivery Officer, Senior Vice President, Head of Telecom & Healthcare and General Manager, and Vice President of Telecommunications. He also held senior software management positions at Motorola and Telcordia, managing teams throughout the United States, China, India and Russia. Mr. Shnayder received his MS degree in Mechanical Engineering from the Lyiv University in Ukraine.

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Larry Solomon

Larry Solomon, 57, is our Senior Vice President, Chief People Officer, responsible for overseeing all aspects of talent management, talent acquisition, workforce planning and management, as well as other human resource related functions within EPAM globally. Mr. Solomon joined EPAM in October 2016, and prior to that he held a number of leadership positions at Accenture beginning in 1986. His most recent responsibilities as Senior Managing Director and North America Operating Officer from 2013 to 2016 included overseeing and managing the full employee life cycle of all Accenture people in the United States and Canada, resource planning, recruitment, staffing and deployment, and performance management. Prior to that, he was Accenture’s Global COO of Human Resources from 2011 to 2013, with overall responsibility for human resources operations. Mr. Solomon received a bachelor’s degree in Business Administration from the State University of New York at Albany with a Finance/MIS major and Spanish language minor. He graduated with Magna Cum Laude distinction in 1986.

Sergey Yezhkov

Sergey Yezhkov, 48, is our Senior Vice President, Co-Head of Global Business, focusing on a North American book of business. Mr. Yezhkov also oversees strategy and operation of our Life Science & Healthcare portfolio. Prior to his current role, Mr. Yezhkov served as Co-Head of Global Delivery where he oversaw delivery operations across EPAM’s diverse geographic footprint with overall responsibility for building and growing professional software engineering skills and delivery know-how. Mr. Yezhkov joined EPAM in 2006 as part of the acquisition of Vested Development Inc. (VDI), where he served as Managing Director and CTO. Through his work with EPAM’s Independent Software Vendors business unit, Mr. Yezhkov brings an in-depth understanding of commercial software product development and agile approaches as well as a working knowledge of the healthcare, life science and high-tech industries. Mr. Yezhkov has an MS in Computational Mathematics from Lomonosov Moscow State University.

Gary Abrahams

Gary Abrahams, 54, is our Vice President, Corporate Controller, and Chief Accounting Officer. Mr. Abrahams joined EPAM in June of 2016, after having served as an independent contractor for EPAM starting in March of 2016. He was named Chief Accounting Officer in April 2017. Mr. Abrahams has over 25 years of experience in global corporate financial management and public accounting. From December 2015 to March 2016, Mr. Abrahams worked as an independent contractor at CMF Associates, LLC, a management and financial services advisory firm. From June 2014 to April 2015, he served as Senior Vice President, Chief Accounting Officer at Preferred Sands, a producer of high-performance sands and proppant materials used in the oil and gas industry. From May 2006 to April 2014, Mr. Abrahams served in several senior finance roles at Shire Pharmaceuticals, a global biotechnology company, last serving as Vice President, Finance Operations - The Americas, where he was responsible for leading the Controller’s teams in North and South America and enhancing the finance infrastructure to support the growth of the multinational business. Before joining Shire, Mr. Abrahams held finance and Controller positions at Bracco Diagnostics, a subsidiary of a multinational healthcare company, from 1994 to 2006. He began his career at Arthur Andersen LLP in New York City. Mr. Abrahams holds a BBA in Accounting from Hofstra University.

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Security Ownership of Certain Beneficial Owners and Management

As of March 14, 2022, there were 56,983,752 shares of our Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our common stock for:

◾	each of our directors and named executive officers individually;

◾	all directors and executive officers as a group; and

◾	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock.

We have calculated beneficial ownership in accordance with the rules of the SEC, and such ownership includes voting and dispositive power with respect to shares. In the table below, shares of Common Stock issuable pursuant to options currently exercisable or exercisable within 60 days of March 14, 2022, shares of Common Stock issuable upon settlement of restricted stock units, and restricted Common Stock are deemed to be outstanding for calculating the percentage of outstanding shares beneficially owned by the person holding those options, but are not deemed to be outstanding for computing the percentage of shares beneficially owned by any other person.

To our knowledge, except as indicated, the stockholders named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them, based on the information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is c/o EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

	Shares Beneficially Owned

Name and Address of Beneficial Owner	Number	Percent

Named Executive Officers and Directors

Arkadiy Dobkin(1)	1,960,679	3.4%

Jason Peterson(2)	22,142	*

Balazs Fejes(3)	71,396	*

Boris Shnayder(4)	50,634	*

Elaina Shekhter(5)	39,014	*

Larry Solomon(6)	26,314	*

Viktar Dvorkin(7)	78,052	*

Sergey Yezhkov(8)	62,850	*

Edward Rockwell(9)	6,245	*

Gary Abrahams(10)	1,858	*

Eugene Roman	1,306	*

Richard Michael Mayoras	6,766	*

Karl Robb	3,812	*

Robert E. Segert	16,883	*

Helen Shan	2,372	*

Jill B. Smart	5,397	*

Ronald P. Vargo	6,999	*

All executive officers and directors as a group (17 people)	2,362,719	4.1%

5% Stockholders

The Vanguard Group(11)	6,119,526	10.8%

Capital Research Global Investors(12)	6,534,789	11.5%

BlackRock, Inc.(13)	4,644,619	8.2%
WCM Investment Management, LLC (14)	3,031,268	5.3%
*	Denotes less than 1% of the shares of Common Stock beneficially owned.

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  Security Ownership of Certain Beneficial Owners and Management

(1)

Includes (i) 1,251,808 shares of Common Stock held directly by Mr. Dobkin; (ii) 272,682 shares of Common Stock issuable to Mr. Dobkin upon exercise of options exercisable within 60 days of March 14, 2022; and (iii) 436,189 shares of Common Stock held by the Arkadiy Dobkin GST Exempt Grantor Trust (the “Dobkin Grantor Trust”) for the benefit of Mr. Dobkin’s children, for which Mr. Dobkin’s spouse acts as the trustee. Mr. Dobkin may be deemed to have shared power to vote or to direct the vote, and shared power to dispose or to direct the disposition of the shares held by the Dobkin Grantor Trust and identified as beneficially owned by him above. Mr. Dobkin disclaims beneficial ownership of the securities held by the Dobkin Grantor Trust except to the extent of his pecuniary interest therein.

(2)	Includes 12,568 shares of Common Stock issuable to Mr. Peterson upon exercise of options exercisable within 60 days of March 14, 2022.

(3)	Includes 61,175 shares of Common Stock issuable to Mr. Fejes upon exercise of options exercisable within 60 days of March 14, 2022.

(4)	Includes 44,430 shares of Common Stock issuable to Mr. Shnayder upon exercise of options exercisable within 60 days of March 14, 2022.

(5)	Includes 32,730 shares of Common Stock issuable to Ms. Shekhter upon exercise of options exercisable within 60 days of March 14, 2022.

(6)	Includes 18,536 shares of Common Stock issuable to Mr. Solomon upon exercise of options exercisable within 60 days of March 14, 2022.

(7)	Includes 56,737 shares of Common Stock issuable to Mr. Dvorkin upon exercise of options exercisable within 60 days of March 14, 2022.

(8)	Includes 53,524 shares of Common Stock issuable to Mr. Yezhkov upon exercise of options exercisable within 60 days of March 14, 2022.

(9)	Includes 3,822 shares of Common Stock issuable to Mr. Rockwell upon exercise of options exercisable within 60 days of March 14, 2022.

(10)	Includes 171 shares of Common Stock issuable to Mr. Abrahams upon exercise of options exercisable within 60 days of March 14, 2022.

(11)

Information based on a Schedule 13G/A filed with the SEC on January 10, 2022. The Vanguard Group has sole voting power over 0 shares, shared voting power over 95,091 shares, has sole dispositive power over 5,887,560 shares and shared dispositive power over 231,966 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(12)

Information based on a Schedule 13G filed with the SEC on April 8, 2022. Capital Research Global Investors (“CRGI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” CRGI is deemed to be the beneficial owner of 6,534,789 shares. CRGI has sole voting power over 6,531,727 shares, shared voting power over 0 shares, sole dispositive power over 6,534,789 shares, and shared dispositive power over 0 shares. The address of CRGI is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(13)

Information based on a Schedule 13G/A filed with the SEC on February 3, 2022. BlackRock, Inc., a parent holding company, reports on behalf of the following subsidiaries which hold the shares: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power over 4,125,951 shares, shared voting power over 0 shares, and sole dispositive power over 4,644,619 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(14)

Information based on a Schedule 13G/A filed with the SEC on February 10, 2022. WCM Investment Management, LLC has sole voting power over 3,031,268 shares and has sole dispositive power over 3,031,268 shares. The address of WCM Investment Management, LLC is 281 Brooks Street, Laguna Beach, California 92651.

2022 Proxy Statement 19

Certain Relationships and Related Transactions

Our Related Person Transaction Policy

The Board first adopted EPAM’s Related Person Transaction Policy in January 2012 and reviews the policy annually. Under this policy, a “Related Person Transaction” is any transaction, arrangement or relationship involving us in which a Related Person has a direct or indirect material interest. A “Related Person” is any of our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock and any immediate family member of any of the foregoing persons.

Pursuant to such related person transaction policy:

◾

Any Related Person Transaction must be approved or ratified by our Nominating and Corporate Governance Committee, the Board or a designated committee thereof consisting solely of independent directors.

◾

In determining whether to approve or ratify a transaction with a Related Person, the Reviewing Body will consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person.

◾

The Reviewing Body will not approve or ratify a Related Person Transaction unless it has determined that, upon consideration of all relevant information, such transaction is in, or not inconsistent with, the best interests of EPAM and our stockholders. To facilitate compliance with the policy, the Nominating and Corporate Governance Committee reviews relevant information, facts and circumstances relating to potential related parties quarterly.

From time to time, EPAM provides to customers or receives from vendors ordinary course services in which a member of our Board is an executive officer or director of that customer or vendor. Consistent with our Related Person Transaction Policy, and in accordance with the approval or ratification process described above, the Nominating and Corporate Governance Committee (with appropriate recusals, as necessary) reviews those ordinary course service arrangements to determine if the applicable member of the Board has a direct or indirect material interest in the arrangement and if approval or ratification of the arrangement is in the best interests of EPAM and our stockholders in the given situation.

Indemnification Agreements

Our certificate of incorporation includes provisions that authorize and require us to indemnify our officers and directors to the fullest extent permitted under Delaware law, subject to limited exceptions. We have separate indemnification agreements with our directors and executive officers, which require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insider Trading Policy, Prohibition on Hedging and Transactions in Derivatives, and Rule 10b5-1 Trading Plans

We have an insider trading policy that prohibits, among other things, our employees and directors from engaging in (i) any hedging transactions that are designed to hedge or speculate on any change in the market value of EPAM’s equity securities, (ii) trading in options or other derivatives involving EPAM’s stock, and (iii) pledging EPAM securities in any circumstance, including by purchasing securities in margin or holding securities in a margin account. These prohibitions apply to EPAM’s equity securities whether issued as compensation or acquired otherwise and prohibit transactions such as zero-cost collars and forward sale contracts. None of our employees or directors has pledged EPAM stock as collateral for personal loans or other obligations.

From time to time our executive officers may have Rule 10b5-1 trading plans. We do not undertake any obligation to report Rule 10b5-1 trading plans that are adopted, or may be adopted in the future, by any of our officers and directors, or to report any modification or terminations of any publicly announced plan, except to the extent required by law.

20 2022 Proxy Statement

Report of the Audit Committee

EPAM’s Board has adopted a written charter of the Audit Committee which details the role and responsibilities of the Audit Committee. The Audit Committee, among other things, appoints, retains and oversees EPAM’s independent registered public accounting firm; oversees internal audit functions; and reviews with management EPAM’s disclosure controls and procedures and internal control over financial reporting. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and EPAM’s independent registered public accounting firm based on the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Management has primary responsibility for financial statements, accounting principles and internal control over financial reporting. EPAM’s independent registered public accounting firm is responsible for auditing EPAM’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The members of the Audit Committee are not professional auditors or accountants, and the functions of the Audit Committee are not intended to replicate, verify or certify management’s activities or those of EPAM’s independent registered public accounting firm. Moreover, the Audit Committee cannot certify that EPAM’s independent registered public accounting firm is “independent” under applicable rules and regulations.

In fulfilling its responsibilities, the Audit Committee met eight times during 2021. During those meetings, the Audit Committee executed its responsibilities consistent with its charter, which is available in the Investor Relations section of our website at https://investors.epam.com/investors/leadership-and-governance/documents.

In addition to pre-approving the audit, other audit-related, tax services, and other services performed by Deloitte & Touche LLP and certain of its affiliates, the Audit Committee requests and reviews fee estimates for each proposed service. These fee estimates strengthen the oversight the Audit Committee exercises over EPAM’s independent registered public accounting firm. On a periodic basis, the Audit Committee reviews the status of service engagements and fees incurred year-to date against pre-approved service engagement scope and fee estimates.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The Audit Committee has discussed with EPAM’s independent registered public accounting firm the matters that are required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301 (“Communications with Audit Committees”) and SEC Rule 2-07. The Audit Committee has received the written disclosures and the letter from EPAM’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding EPAM’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with EPAM’s independent registered public accounting firm its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in EPAM’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

THE AUDIT COMMITTEE

Helen Shan, Chair

Ronald P. Vargo

Eugene Roman

2022 Proxy Statement 21

Compensation of Directors

Compensation of Directors

Our independent directors are compensated under our Non-Employee Directors Compensation Plan and related policy. Directors who are employees of EPAM or any of our subsidiaries receive no compensation for serving as directors.

Under our plan and policy, each director who is not an employee of EPAM or any subsidiary of EPAM receives an annual cash retainer (which the director may elect to receive in shares), committee and meeting fees, and an annual grant of restricted stock units. In addition, new non-employee directors receive an initial award of restricted stock units upon joining the Board.

In addition to the annual cash retainer, our non-employee directors are entitled to additional cash amounts for each meeting they attend (in person or telephonically, with different amounts applicable to each) in excess of 10 meetings of the Board or committee on which such non-employee director serves, in any calendar year. In addition, the Lead Independent Director, and the chair and members of each committee of the Board of Directors each receives an additional cash fee.

We offer our directors the option to defer receipt of shares of our common stock delivered upon conversion of restricted stock units until the July 15th immediately following their retirement from the Board, or in one to five annual installments following retirement from the Board through our Non-Employee Directors Deferral Plan. This deferral plan permits the deferred receipt of shares relating to restricted stock units granted during or after 2017.

The Compensation Committee reviews the compensation components and levels for non-employee directors, taking into account the director compensation practices of industry and other peer companies among other factors in a report prepared by the Compensation Committee’s independent compensation consultant. The Compensation Committee most recently performed this review at the end of 2021, with changes effective January 1, 2022.

The annual retainer and fee amounts for non-employee directors, our Lead Independent Director, committee members and committee chairs for 2021 and the changes effective for 2022 are as set forth below.

	2021		As of January 1, 2022

Annual Retainer		$55,000		$65,000

Additional amount per meeting for attending >10 meetings	$ $	2,000 (in person) 1,000 (telephonic)	$ $	2,000 (in person) 1,000 (telephonic)

Lead Independent Director – additional retainer		$25,000		$30,000

Chair:

Audit Committee		$25,000		$25,000

Compensation Committee		$20,000		$20,000

Nominating and Corporate Governance Committee		$12,000		$15,000

Committee Members (other than Chair):

Audit Committee		$12,000		$13,000

Compensation Committee		$9,000		$10,000

Nominating and Corporate Governance Committee		$6,000		$6,000

Dollar value of initial equity grant (vesting in equal amounts over four years)		$100,000		$100,000
Dollar value of annual equity grant (vesting on the first anniversary of grant)		$160,000		$205,000

22 2022 Proxy Statement

  Compensation of Directors

The following table contains information about the fees and other compensation earned or paid to the members of the Board in the year ended December 31, 2021. Mr. Dobkin did not receive any compensation for his service as a director, and therefore is not included in the following table. The compensation received by Mr. Dobkin for his service to EPAM as President and Chief Executive Officer in 2021 is presented in “Executive Compensation.”

Director Compensation

Name	Fees earned or paid in cash ($)		Stock awards(1)(2) ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)

Richard Michael Mayoras	$70,000	(3)	$159,956	—	—	—	—		$229,956

Karl Robb	$55,000	(4)	$159,956	—	—	—	$94,000	(5)	$308,956

Eugene Roman	$67,000	(6)	$159,956						$226,956

Robert E. Segert	$67,000	(7)	$159,956	—	—	—	—		$226,956

Helen Shan	$89,000	(8)	$159,956	—	—	—	—		$248,956

Jill B. Smart	$75,000	(9)	$159,956	—	—	—	—		$234,956
Ronald P. Vargo	$98,000	(10)	$159,956	—	—	—	—		$257,956
(1)

Represents the aggregate grant date fair value of restricted stock units granted to the directors in 2021, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. For further information on how we account for stock-based compensation, please see Notes 1 and 12 to the consolidated financial statements included in our 2021 Annual Report on Form 10-K.

(2)

Represents a single annual Board service grant of 328 restricted stock units to each of Mss. Shan and Smart and Messrs. Roman, Mayoras, Robb, Segert, and Vargo on June 8, 2021 that fully vest on June 8, 2022 (or, upon termination of service from the Board at any time, a portion of restricted stock units will vest as of the date of such termination on a pro rata basis). Certain of our directors have elected to defer receipt of shares of our common stock delivered on conversion of restricted stock units until after their retirement from the Board, pursuant to our Non-Employee Directors Deferral Plan.

(3)

Represents a fee of $9,000 earned for service as a member of the Compensation Committee; $6,000 earned for service as a member of the Nominating and Corporate Governance Committee; and $55,000 earned as an annual retainer for service on the Board. Mr. Mayoras held an aggregate of 6,766 shares of common stock, including the 328 restricted stock units granted on June 8, 2021 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2021.

(4)

Represents $55,000 earned as an annual retainer for service on the Board. Mr. Robb held an aggregate of 3,812 shares of common stock, including the 328 restricted stock units granted on June 8, 2021 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2021.

(5)	Fees for consulting services pursuant to an independent contractor agreement with EPAM.

(6)

Represents a fee of $12,000 earned for service as a member of the Audit Committee and $55,000 earned as an annual retainer for service on the Board. Mr. Roman held an aggregate of 1,214shares of common stock, including the 328 restricted stock units granted on June 8, 2021 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2021.

(7)

Represents a fee of $12,000 earned for service as chair of the Nominating and Corporate Governance Committee and $55,000 earned as an annual retainer for service on the Board. Mr. Segert held an aggregate of 16,883 shares of common stock, including the 328 restricted stock units granted on June 8, 2021 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2021.

(8)

Represents a fee of $25,000 earned for service as a chair of the Audit Committee; $9,000 earned for service as a member of the Compensation Committee, and $55,000 earned as an annual retainer for service on the Board. Ms. Shan held an aggregate of 2,372 shares of common stock, including the 328 restricted stock units granted on June 8, 2021 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2021.

(9)

Represents a fee of $20,000 earned for service as chair of the Compensation Committee and $55,000 earned as an annual retainer for service on the Board. Ms. Smart held an aggregate of 5,397 shares of common stock, including the 328 restricted stock units granted on June 8, 2021 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2021.

(10)

Represents a fee of $12,000 earned for service as a member of the Audit Committee; $6,000 earned for service as a member of the Nominating and Corporate Governance Committee; $25,000 earned for service as Lead Independent Director; and $55,000 earned as an annual retainer for service on the Board. Mr. Vargo held an aggregate of 6,999 shares of common stock, including the 328 restricted stock units granted on June 8, 2021 and shares deferred under our Non-Employee Directors Deferral Plan, if any, as of December 31, 2021.

2022 Proxy Statement 23

Executive Compensation

Compensation Committee Interlocks and Insider Participation

The Compensation Committee’s members are Jill B. Smart, Richard Michael Mayoras, and Helen Shan. No member of the Compensation Committee who served during 2021 is or was an employee during 2021, or is or has ever been an officer of our Company. None of our executive officers has served during 2021 on the board of directors of another public company with executive officers who serve as members of our Board. No member of the Compensation Committee who served during 2021 had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

Compensation Committee Report

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with our management and the Compensation Committee’s independent consultant. Based on its review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.

The Compensation Committee

Jill B. Smart, Chair

Richard Michael Mayoras

Helen Shan

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis provides an overview of our executive compensation philosophy and the material elements of compensation earned by our named executive officers (“NEOs”) with respect to the year ended December 31, 2021.

EPAM relies on a talented leadership team to support EPAM’s objectives for sustainable growth, client service and long-term stockholder value creation. Our executive compensation program is designed to motivate and reward our executive team by awarding compensation that emphasizes performance, while remaining flexible and responsive to changing business conditions.

2021 Corporate Performance Highlights

We highlight EPAM’s 2021 corporate performance results below, which demonstrated a new level of maturity and scale and underscored EPAM’s ability to operate an increasingly global organization, while continuing to deliver the Company’s trademark quality for its customers. While EPAM’s corporate and financial performance in 2021 was one of the strongest in our years as a public company, the current events that are taking place in Ukraine have sharpened our focus on our highest priorities – the safety of our more than 14,000 employees in Ukraine and continuity of service for those customers impacted by circumstances in the region. As in previous economic and geopolitical events, we intend to remain committed to our people and safeguard our operations and financial position. As we simultaneously build on our 2021 performance and manage our way through this disruption, we expect to emerge as stronger and more resilient EPAM.

Our corporate highlights for 2021 include:

◾	Revenues increased to $3.758 billion, a year-over-year increase of $1.099 billion, or 41.3%.

◾	GAAP income from operations was $542 million, an increase of $163 million, or 43.0%, compared to $379 million in 2020.

◾	Non-GAAP income from operations* was $678 million, an increase of $205 million, or 43.5%, compared to $473 million in 2020.

◾	Diluted EPS on a GAAP basis was $8.15, an increase of $2.55, or 45.5%, compared to $5.60 in 2020.

24 2022 Proxy Statement

  Executive Compensation

* Non-GAAP income from operations is a non-GAAP financial measure. Refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” for additional information.

2021 Executive Compensation Highlights

Consistent with our strong performance and our philosophy for performance-based compensation, highlights in our compensation for NEOs in 2021 included the following:

◾

When compared to 2020, 2021 total compensation for our NEOs grew approximately 34.4% as a group and 36.5% on average, respectively, reflecting our overall approach that rewards our leadership team for strong and resilient performance and sustained growth, while keeping compensation competitive for our talented leaders.

◾

Provide a level of base pay meant to retain our highly qualified leadership team, and allocate fixed versus variable pay consistent with prior years. We increased 2021 base salary for our NEOs 9.7% as a group and 9.6% on average. NEO base salaries remain competitive but conservative when compared to base salaries observed among peers and the broader market.

◾

Executive short-term, performance-based cash incentives for 2021 were, on average, 161% of target for 2021, continuing our focus on paying for performance as we achieved strong revenue and profitability results for the year despite multiple global challenges.

◾

In determining annual performance-based cash incentives for our NEOs, the Compensation Committee used a structured formula that assigns greater weight to corporate performance indicators of revenue and profitability and puts less emphasis on individual contributions. As in prior years, this approach resulted in an appropriately funded cash incentive pool for all bonus-eligible employees.

◾	2021 annual equity grants to our NEOs were comprised of equally valued (at grant date) stock option and restricted stock unit awards, balancing retention and compensation incentives.

◾	There were no increases or changes to executive benefits to our NEOs, who largely participate in the same broad-based programs provided to other employees, and we provided no perquisites to NEOs.

◾

Beginning with equity grants made in 2022, our named executive officers (and other Section 16 officers) are eligible to have a portion of their equity awards accelerated upon retirement. So long as such executive officer has a combined age and years of service of 70 (with a minimum age of 60 and minimum 5 years of service), if the executive retires, any equity award held at least one year from the date of grant will be fully accelerated upon retirement. EPAM implemented a retirement equity vesting policy after a review of competitive market practices to minimize the use of Compensation Committee discretion in cases of executive retirement and to ensure effective executive succession planning.

◾

Overall, the total compensation packages for our NEOs continue to be significantly performance- and results-based in the forms of short-term cash incentives heavily dependent on company performance and equity-based compensation directly linked to the future performance of EPAM common stock.

Our executive compensation program reflects many best practices.

What We Do	What We Don’t Do

✓  Align our executive pay with performance

✓  Appropriately balance short- and long-term incentives

✓  Provide for “double trigger” change of control vesting for all equity grants

✓  Award equity grants which vest over a four-year term

✓  Hold an annual “say-on-pay” advisory vote to approve executive compensation

✓  Maintain meaningful stock ownership guidelines for executives, members of senior management and directors

✓  Maintain a clawback policy that covers all performance-based compensation made to executive officers

✓  Retain and utilize an independent compensation consultant to advise the Compensation Committee

X   No contracts with multi-year guaranteed salary increases or bonus arrangements

X   No excise tax gross-ups upon a change of control

X   No “single trigger” change of control vesting for equity awards

X   No “golden parachutes” or automatic change of control severance payments

X   No supplemental executive retirement plan or supplemental pension benefits

X   No repricing of equity awards without stockholder approval

X   No hedging, pledging, and speculative transactions in our securities by our executive officers, employees and directors

X   No perquisites for our named executive officers

2022 Proxy Statement 25

  Executive Compensation

Stockholder Say-on-Pay Vote

EPAM’s relationship with our stockholders is critical to our success. We endeavor to ensure that management and our Board hear, understand and respond to issues of importance to our stockholders, including executive compensation matters. We hold an advisory vote to approve executive compensation annually, as required by Section 14A of the Exchange Act and Rule 14a-20 thereunder, so at this Annual Meeting, we are asking stockholders to make an advisory vote to approve executive compensation. While the advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will carefully assess the voting results and may consult with our stockholders to better understand any issues or concerns raised through the advisory vote. See “Proposal 3: Annual Advisory Vote to Approve Executive Compensation.” At our 2021 annual meeting of stockholders, approximately 92.4% of votes cast by our stockholders were in favor of approving the 2020 compensation of our NEOs. Following the 2021 annual meeting of stockholders, the Compensation Committee reviewed the results of the advisory vote of stockholders approving executive compensation. The Compensation Committee continues to refine and adjust the overall executive compensation program to ensure continued alignment with stockholder interests, including pay for performance and delivering long-term value and sustained growth.

Our Named Executive Officers (“NEOs”)

Our named executive officers, or NEOs, consist of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2021.

For 2021, our NEOs were:

◾	Arkadiy Dobkin, President and Chief Executive Officer (our “CEO”)

◾	Jason Peterson, Senior Vice President, Chief Financial Officer (our “CFO”) and Treasurer

◾	Balazs Fejes, Executive Vice President, President of EU and APAC Markets

◾	Viktar Dvorkin, Senior Vice President and Head of Global Delivery

◾	Larry Solomon, Senior Vice President and Chief People Officer

Compensation Philosophy and Objectives

We believe that the value we deliver to our customers, and ultimately to our stockholders, depends in large part upon the quality and capability of our people. We apply the following guiding principles with respect to executive compensation:

◾	Attract, motivate, develop and retain quality executives who will increase long-term stockholder value.

◾

Provide total compensation to each of our NEOs that is commensurate with position and experience, largely in annual incentive and long-term incentives aligned with the long-term interests of stockholders.

◾	Reward exceptional performance and long-term commitment to EPAM.

We use a mix of short-term compensation, in the form of base salaries and annual cash incentive payments, and long-term compensation, in the form of equity-based awards, as the total compensation structure to meet these objectives. This compensation program serves to complement the strong alignment our NEOs have with our stockholders because of the equity holdings our NEOs have in EPAM, and our stock ownership guidelines strengthen this alignment.

26 2022 Proxy Statement

  Executive Compensation

Each of the components of our executive compensation program has its own objective and alignment with stockholder value creation, as set forth below.

	Component	Objective	Alignment with Stockholder Value Creation
Short-Term Compensation	Base Salary	Provide a base amount of fixed compensation to attract and retain highly qualified executives Reflects individual seniority, skills, prior experience, scope and responsibility	Salary levels and year-over-year increases set at appropriate, but generally conservative, levels to manage fixed pay
	Performance-based Cash Incentives	Reward executives for a combination of strong corporate performance and individual contributions to our success	Potential cash pool determined for all eligible employees, including NEOs, based on EPAM revenue and profitability. Annual awards for NEOs determined based on our operational and financial results as well as individual performance and collaboration
Long-Term Compensation	Equity Awards	Provide two types of equity vehicles to realize future stock price appreciation and serve as a retention tool for highly qualified executive leadership Reward executives for long-term success	Ultimate value of equity awards based on sustained, long-term EPAM stock performance
Other Components	Benefits and Perquisites	Lack of special perquisites for executives promotes EPAM’s approach and culture

EPAM does not provide supplemental executive perquisites or retirement benefits

EPAM provides its executives with broad-based, non-discriminatory benefit plans available to all employees to focus executive pay on incentive-based cash or equity compensation

Post-employment Compensation

Lack of pension plans, retiree benefits and other post-employment benefits keeps fixed compensation costs conservative

Beginning with 2021 grants, equity awards vest upon death or disability (100% in the case of two or more years of service, and 50% in case of less than 2 years of service)

Beginning with 2022 grants, equity awards held for at least one year from the date of grant accelerate upon retirement for Section 16 officers who retire with a combined age and service of 70 (minimum age 60 and minimum tenure 5 years)

No pre-set severance terms or employment agreements

Double-trigger change of control requirements for acceleration of unvested equity awards

Equity vesting in death, disability, or retirement intended to provide programmatic vesting of equity in limited circumstances to minimize need for Committee discretion

	Employee Stock Purchase Plan (ESPP)	EPAM maintains an ESPP for eligible employees, including our executive officers (available in select countries) with a market competitive design	Creates incentive for employees to share in EPAM’s value creation

2022 Proxy Statement 27

  Executive Compensation

2021 Compensation Components

The graphics below show the components of our CEO’s and other NEOs’ compensation relative to each other. As these charts demonstrate, a substantial amount of our CEO’s and other NEOs’ overall compensation for 2021 has value linked to the long-term stock performance of EPAM. This underscores our dedication to ensuring our executives’ interests align with those of our stockholders.

CEO	Other Named Executive Officers (Average)
CEO 12% Fixed Pay 21% Annual Performance Cash Incentive 12% Salary 34% Option Awards 34% Time-Based Stock Awards 88% Variable Pay	Other Named Executive Officers (Average) 22% Fixed Pay 21% Annual Performance Cash Incentive 22% Salary 28% Option awards 29% Time-Based Stock Awards 78% Variable Pay

Compensation-Setting Process

Role of the Board and Compensation Committee

The Compensation Committee of the Board is responsible for developing, implementing and administering our executive compensation policies, including salaries and cash incentive compensation, and making recommendations to the Board for executives with respect to equity incentive compensation. In considering and making executive compensation decisions, the Compensation Committee retains the services of an independent executive compensation consultant, Pay Governance LLC (“Pay Governance”). The Compensation Committee consists entirely of independent directors pursuant to applicable NYSE rules.

The Compensation Committee operates under a written charter adopted by the Compensation Committee and approved by the Board. Pursuant to its charter, the Compensation Committee may delegate authority when it deems appropriate and in the best interests of EPAM, including the authority to grant stock rights or options to any person other than an “officer” within the meaning of Section 16 of the Exchange Act under EPAM’s incentive compensation or other equity-based plans. Based on this authority, the Compensation Committee has delegated to our CEO and our Chief People Officer the authority to make equity grants to employees other than our Section 16 “officers” and certain key senior management personnel from a preauthorized pool of shares for such grants, subject to certain limitations. The Board approves equity incentive compensation for our NEOs on the recommendation of the Compensation Committee.

The Compensation Committee determines the appropriate amount and mix of compensation for each NEO considering the recommendations of our CEO and Chief People Officer (except as to themselves) and the advice and analyses provided by its compensation consultant. There is no pre-established formula to determine the total compensation of any NEO. Each member of our executive team has a target cash incentive amount set each year by the Compensation Committee, and the amount of each individual award is determined using a formula that weights corporate performance more heavily than individual contributions, using recommendations of our CEO and Chief People Officer (other than for themselves). For equity-based incentive compensation, the timing, value and form of awards under our equity-based plans are made at the discretion of the Board based on recommendations of our CEO and Chief People Officer (except as to themselves) and the Compensation Committee.

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Role of Management

Mr. Dobkin, as CEO, and Mr. Solomon, as Chief People Officer, provide substantial input in determining compensation paid to our NEOs (other than their own). The Compensation Committee meets periodically with Mr. Dobkin and Mr. Solomon to address executive compensation matters, including the rationale for our compensation programs and the effectiveness and market relevancy of the programs in achieving our compensation objectives. As part of our normal annual process, Mr. Dobkin and Mr. Solomon review with the Compensation Committee the performance of the NEOs (other than themselves) and recommend to the Compensation Committee changes in base salary, cash incentives and equity awards for each other NEO and other members of the senior management team. Based on this process, the Compensation Committee determines and approves base salary adjustments and cash incentive and recommends to the full Board for approval equity grants for NEOs other than the CEO. For Mr. Dobkin, our Lead Independent Director solicits input from all members of the Board regarding CEO performance and shares consolidated insights with the Compensation Committee. The Compensation Committee evaluates the CEO’s performance, considering company performance and individual subjective and objective criteria such as leadership, business planning, financial results, succession planning, human resources, compliance, and board interface. The Compensation Committee’s evaluation informs its decisions as to Mr. Dobkin’s base salary increase and cash incentive, and its recommendation as to equity compensation, which is subsequently approved by the Board.

Role of the Compensation Consultant

The Compensation Committee uses the services of Pay Governance as its independent compensation consultant. At the Compensation Committee’s request during 2021, Pay Governance prepared analyses and reports on market pay for named executive officers, a competitive review of peer company share usage and dilution, peer group composition, and information on trends and policies relating to compensation. In addition, Pay Governance provided advice on the Compensation Discussion and Analysis included in this Proxy Statement. Pay Governance attends meetings as appropriate at the invitation of the Compensation Committee and meets with our management from time to time to collect compensation data and information about the business. To ensure the independence of Pay Governance, the Compensation Committee annually reviews its work, fees and relationship. During 2021, Pay Governance did not perform any other services for EPAM or any of its affiliates and the Compensation Committee concluded that there was no conflict of interest within the meaning of Section 10C-1 of the Exchange Act affecting Pay Governance’s independence.

Factors Considered in Determining Compensation

We do not typically enter into formal employment or consultancy, change of control or other similar agreements with our executives or other employees (except to the extent required by law), although we provide offer letters for onboarding executives and other employees. We believe in mutual trust, loyalty and commitment between EPAM and our NEOs, and that employment agreements are not necessary to achieve our goals and meet our NEOs’ needs. We believe that this assertion is supported by the long tenure of several of our NEOs and our success in adding new executives to our leadership team.

The Compensation Committee reviews executive compensation levels for the NEOs annually to ensure that they remain competitive, overall, within our industry. The Committee reviews tally sheets for all executive officers in connection with its review of total compensation and annual compensation decisions made in the first quarter of each year. The tally sheets summarize historical and current compensation for each member of management. The Compensation Committee believes that tally sheets are a useful reference tool as it considers changes to compensation and retention of key leaders.

The overall value of the compensation package for each NEO is determined by the Compensation Committee in consultation with the CEO and Chief People Officer (other than as to themselves). In these consultations, the Compensation Committee, CEO and Chief People Officer consider the overall performance of EPAM, as well as subjective factors including the individual performance of the other NEOs and their contributions to EPAM achievements. The Compensation Committee also considers information provided by Pay Governance in making its compensation decisions, but does not specifically target a percentile against the broader market or our peer group.

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EPAM uses a compensation peer group to help us understand pay levels, pay design and policies for similarly sized publicly traded companies. In developing and changing the composition of this peer group over time and in 2021, we have focused on technology companies of similar revenue and market cap size to EPAM that also generally have strong historical revenue growth rates and significant international operations, since there are relatively few direct competitors of similar size to EPAM. The list for the most recent year (see box to the right) is subject to change from time to time depending on the availability of the companies’ data and the continued appropriateness of the companies in terms of the factors described above and other factors. The Compensation Committee reviews the criteria, adjusts, if appropriate, and confirms the companies to be included in the peer group annually.

    Compensation Peer Group

Akamai Technologies, Inc.

Autodesk, Inc.

Cadence Design Systems, Inc.

Citrix Systems, Inc.

Fortinet, Inc.

Open Text Corporation

Science Applications Int’l Corp.

ServiceNow, Inc.

Splunk Inc.

  SS&C Technologies Holdings, Inc.

Synopsys, Inc.

Teradata Corporation

Verisk Analytics, Inc.

Workday, Inc.

The Compensation Committee and management use peer group information to better understand the external marketplace; however, industry peer information is not the only factor used to determine executive pay levels. The Compensation Committee and our management consider multiple factors including experience, contribution, internal equity, and past compensation in addition to the peer group information.

Elements of Compensation

The fundamental elements of our compensation program are base salary, short-term cash incentive awards, long-term equity incentives and other broad-based benefits. Although we expect these to remain the elements of our compensation program going forward, the relative weighting of each element and specific plan and award designs may evolve. We have selected these elements as the principal components of our executive compensation program because we have found them to be effective in recruiting, retaining and motivating our NEOs within the context of our business and operating environment.

Each NEO’s compensation package is individually tailored and is intended to encourage executive performance that supports our organizational strategy, while at the same time remaining aligned with our compensation philosophy and the components described above. The Compensation Committee and the Board continue to evaluate the compensation components, the mix of long- and short-term compensation, and decision-making processes for cash incentives and equity awards to ensure we are motivating our leadership and rewarding performance and creation of stockholder value.

Base Salary

Base salary is used to attract and retain our NEOs. Base salaries are determined using comparisons with industry peers and other relevant factors including the seniority of the executive, the functional role of the position, the executive’s unique skills and prior experience, the executive’s responsibility level, and other subjective performance criteria for each executive. Base salaries are reviewed annually, taking into account the above factors and information provided by Pay Governance. Base salaries were increased to a competitive level that is also consistent with our overall compensation approach of rewarding results by maintaining a ratio of fixed versus variable compensation that is consistent with prior years and heavily weighted towards performance-based variable compensation.

Short-Term Cash Incentive Awards

Short-term cash incentive awards are intended to be a meaningful component of our NEOs’ total compensation package. In 2021, the Compensation Committee again used a senior management incentive framework that is designed to reward executives for achieving short-term (annual) performance goals, taking corporate performance and, to a lesser extent, individual performance into account.

Under this framework, the Compensation Committee approves:

◾	corporate performance measures and goals;

◾	the aggregate funding level, based on EPAM’s revenue and profitability performance for the year, and considering management’s recommendation for any adjustments based on structured judgment;

◾	individual annual cash incentive targets for the NEOs; and

◾	actual annual cash incentive awards for each NEO.

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Our CEO and Chief People Officer provide recommendations as to the other NEOs’ annual targets and individual performance component of actual awards.

The framework provides that a broad-based cash incentive compensation pool is funded for all eligible employees (including our NEOs), based on EPAM’s revenue and adjusted income from operations results for the year. The Compensation Committee, based on management’s proposal, approves the total funding of incentive compensation available in this broad-based pool for all annual performance awards that are awarded to eligible EPAM personnel.

For funding the 2021 broad-based pool, the funding methodology (as initially adopted in February 2021) focused equally on revenue growth and profitability as measured by adjusted income from operations (taking into account 2021 performance bonuses). In setting the revenue and profitability ranges and targets used for bonus pool funding, the Compensation Committee considered EPAM’s publicly disclosed earnings guidance, market forces on the industry and macro-economic factors. the Compensation Committee believed that the ranges, targets and funding formula set appropriately challenging, incentivizing and attractive goals that align corporate and investor interests. The following table sets forth the range, target and actual 2021 results for each element.

Measure	Range for incentive pool funding	Target for 100% funding	Actual 2021 results

Revenue growth (year over year)	11% - 38%	23.0%	37.6%
Adjusted income from operations (as a percentage of revenue)*	13.5% - 20.5%	17.5%	18.5%
*	Adjusted income from operations is a non-GAAP financial measure. Refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” for additional information.

After considering EPAM’s 2021 operating results and higher than anticipated headcount growth during 2021, the Compensation Committee approved a 141% funding level for annual performance-driven incentives to eligible EPAM employees.

Actual cash incentives paid to our NEOs, except the CEO, are based 65% on corporate performance (using the funding level described above as the multiplier) and 35% on individual contributions to EPAM’s success. The cash incentive paid to our CEO is based solely on corporate performance. For the individual performance component, the Compensation Committee reviews each executive’s performance with Mr. Dobkin and Mr. Solomon (except their own) and determines the appropriate level of achievement.

2021 target cash incentive award levels for each NEO, the maximum cash incentive award, and the actual 2021 cash incentive award are set forth in the table below.

	2021 cash incentive target ($)	2021 cash incentive maximum ($)	2021 cash incentive award – actual ($)	Payout as a percentage of target (%)

Arkadiy Dobkin	$875,000	$1,750,000	$1,234,000	141%

Jason Peterson	$425,000	$850,000	$700,000	165%

Balazs Fejes	$425,000	$850,000	$700,000	165%

Viktar Dvorkin	$300,000	$600,000	$500,000	166%
Larry Solomon	$300,000	$600,000	$500,000	166%

We originally planned that the overall incentive pool for 2022 would be funded based on the same framework, using revenue growth and adjusted income from operations as the determinative measures. However, the geopolitical uncertainty relating to the attack on Ukraine has caused the Board and the Compensation Committee to consider necessary actions to ensure the retention, financial stability, and support of EPAM’s personnel as the Company navigates the impact to its business. In March 2022, the Board unanimously approved funding the 2022 broad-based performance incentive pool at not less than 100%, in order to support EPAM’s objectives of retaining and rewarding key talent during this unprecedented time. Funding the overall incentive pool does not guarantee a particular level of payout for our NEOs nor to any other eligible employee. Decisions as to individual NEO cash incentive awards for 2022 will be made by the Compensation Committee, with input from Mr. Dobkin and Mr. Solomon (except their own), based on individual performance factors.

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Long Term Equity Incentives

Our NEOs receive long-term equity-based awards in the form of stock options and restricted stock units under EPAM’s 2015 Long Term Incentive Plan (the “2015 Plan”). These awards provide our NEOs with a personal financial interest in EPAM’s success through stock ownership, aligning their interests with that of our stockholders. Stock-based awards also enhance their long-term commitment to EPAM’s building of shareholder value, as the potential realized value of the awards is determined by stock price appreciation from the date of grant. These equity awards generally occur in the first quarter of each year and vest in equal annual installments over a four-year period commencing on the grant date. In addition to annual grants of equity-based awards, awards under the 2015 Plan may be made in connection with the start of employment, or to reward an extraordinary contribution to EPAM’s success at another “off-cycle” time.

EPAM’s Board, taking the recommendation of the Compensation Committee into consideration, approves awards of long-term equity incentives to our NEOs annually based on our performance and consideration of individual performance. The amounts of each 2021 grant were similar to prior years, with adjustments to reflect current market conditions, retention needs, and corporate and individual performance. In addition, Mr. Dobkin’s equity award reinforces the alignment of our CEO’s interests with those of our stockholders, as the Board determined that Mr. Dobkin’s demonstrated commitment to delivering stockholder value, and his responsibility as CEO to manage and drive overall company performance, is strengthened by linking a portion of his overall compensation to the performance of EPAM’s stock.

Annual long-term equity incentive awards to our NEOs typically consist of 50% stock options and 50% restricted stock units based on grant date fair value of the awards. The Compensation Committee has determined and recommended to the Board that this mix of equity award types aligns with EPAM’s philosophy to retain and incentivize our NEOs and reward absolute long-term stock appreciation. Through service-based vesting and forfeiture provisions included in our option and restricted stock unit award agreements, we believe that we provide an additional incentive to our leadership to act in furtherance of our long-term success and our stockholders’ interests. The Compensation Committee periodically considers whether to introduce performance-based long-term equity into our incentive compensation approach for executive officers, but has determined that our current incentive structure appropriately motivates, retains, and rewards our management.

Other Broad-based Employee Benefits

We provide retirement, health and other broad-based benefits as another component of our overall compensation scheme. We have established a 401(k) retirement plan, which is a tax-qualified self-funded retirement plan, in which our U.S. employees, including our U.S.-based NEOs, may participate. Under this plan, employees may elect to defer their current compensation up to the statutory limit. We provide discretionary matching contributions to the plan equal to 100% of the employee’s contribution up to 2% of the employee’s eligible compensation, and 50% matching on the next 4% of eligible compensation contributed. In 2021, we launched an employee stock purchase plan with market competitive terms in certain countries, and our NEOs are eligible to participate in the plan.

We currently make available to our U.S. employees, including our U.S.-based NEOs, group health insurance (including medical, dental and vision), long- and short-term disability, group life, AD&D and paid time off. Mr. Fejes receives statutory benefits required by Swiss law.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

We do not provide any perquisites to our NEOs because we believe that our compensation objectives are better achieved through the compensation elements described above.

Other Employment Arrangements

Our normal practice is to issue employment offer letters in connection with new hires, including at the executive officer level. These offer letters describe basic terms of employment, including initial compensation levels and equity awards granted at the time of hire, if any. There are no currently effective employment offer letters or employment agreements with our named executive officers other than Mr. Fejes, who has an employment agreement with our Swiss subsidiary as required by Swiss law.

Compensation Risk Assessment

Our management team has reviewed our compensation policies and practices for all our employees with the Compensation Committee. This risk assessment is performed annually, led by our Chief People Officer with input from

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other stakeholders, and comprises a detailed review of each compensation and incentive program, including the participants, funding, types of awards and criteria on which awards under these programs are made. The Compensation Committee has determined, based on this review, that our compensation policies, practices, plans and programs are not reasonably likely to have a material adverse effect on EPAM. The Compensation Committee determined that for all employees, including our NEOs, our compensation programs do not encourage excessive risk taking and instead encourage behaviors that support sustainable value creation for our stockholders. Our Board concurred with all of the Compensation Committee’s determinations with respect to risks associated with our compensation programs.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers in one calendar year over $1 million per executive. While the Compensation Committee considers tax deductibility as one of the many factors in determining executive compensation, it continues to have the flexibility to pay nondeductible compensation if it believes it is in EPAM’s best interests.

Stock Ownership Guidelines, Prohibition on Hedging or Pledging EPAM Stock, and Clawback Policy

Our stock ownership guidelines apply to executive officers, directors, and certain other key EPAM personnel. Our Chief Executive Officer is required to own shares of EPAM Common Stock with a value equal to 10 times his base salary, and Mr. Dobkin complies with this guideline, as evidenced by his significant beneficial ownership of EPAM’s Common Stock as set forth under “Security Ownership of Certain Beneficial Owners and Management.” Other executive officers of EPAM (including our NEOs) must own shares of our Common Stock valued at two times his or her base salary. Certain other key EPAM personnel each must own shares of our Common Stock with a value equal to one and one-half times his or her base salary. In addition, directors are required to own shares of our Common Stock with a value equal to 10 times their annual cash retainer. Our CEO’s stock ownership guideline was effective immediately in 2015, and all other individuals are required to satisfy the stock ownership guidelines within five years from the date he or she becomes subject to the guidelines. All of our NEOs and non-employee directors met or exceeded the guidelines on the 2021 testing dates, or were expected to do so by the time his or her grace period for compliance ends. Notwithstanding current compliance, the Board believes that it would be unfair to require an NEO or non-employee director to buy more shares because the price of EPAM common stock experiences a drop. Therefore, participants are not required to purchase more shares in the event of decreases in the stock price that cause his or her holdings to fall below the applicable threshold, but he or she may not then cause the sale or transfer of any shares until the stock ownership guidelines have again been met. Also, as described earlier, we maintain policies that prohibit our employees and directors from pledging EPAM stock or engaging in activities considered to be hedging of our stock.

Our clawback policy, administered by the Compensation Committee, provides that all performance-based compensation made to executive officers may be subject to recoupment, or “clawback,” if the Compensation Committee determines that intentional misconduct or gross negligence of an executive officer was a material contributing factor to EPAM being required to undertake a material restatement of its financial statements filed with the SEC.

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Summary Compensation Table

The following table sets forth information regarding the compensation of our NEOs for services rendered to us in all capacities for 2021, 2020, and 2019.

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($) (1)	Option awards ($) (1)	Non-equity incentive plan compensation ($)		All other compensation ($)	Total ($)

Arkadiy Dobkin, President and Chief Executive Officer	2021	$687,500		—	$2,000,063	$1,999,961	$1,234,000			$5,921,525
	2020	$625,000		—	$1,625,078	$1,625,830	$821,000			$4,696,908
	2019	$587,500		—	$1,490,712	$1,437,408	$810,000			$4,325,619

Jason Peterson, Senior Vice President, Chief Financial Officer and Treasurer	2021	$466,250		—	$900,177	$899,961	$700,000			$2,966,389
	2020	$420,000		—	$624,903	$624,993	$420,000			$2,089,896
	2019	$390,000		—	$518,553	$499,960	$400,000			$1,808,512

Balazs Fejes, President of EU and APAC Markets	2021	$489,000	(2)		$950,105	$950,006	$700,000	(2)		$3,089,111
	2020	$448,949	(2)	—	$624,903	$624,993	$425,000	(2)		$2,123,845
	2019	$393,136	(2)	—	$596,352	$574,950	$400,000	(2)		$1,964,439

Viktar Dvorkin, Senior Vice President, Head of Global Delivery	2021	$392,500		—	$650,170	$650,019	$500,000			$2,192,689
	2020	$360,000		—	$475,042	$475,010	$320,000			$1,630,052
	2019	$337,500		—	$440,753	$424,969	$320,000			$1,523,222

Larry Solomon, Senior Vice President and Chief People Officer	2021	$392,500		—	$650,170	$650,019	$500,000			$2,192,689
	2020	$360,000		—	$475,042	$475,010	$320,000			$1,630,052
	2019	$341,250		—	$440,753	$424,969	$300,000			$1,506,972
(1)

The amounts in these columns represent the aggregate grant date fair value of the restricted stock unit and option awards granted to our named executive officers in the years provided, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. We provide information regarding the assumptions used to calculate the value of these stock-based compensation awards in Note 12 to the audited consolidated financial statements included in our 2021 Annual Report on Form 10-K. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise, as applicable, will approximate the aggregate grant date fair value.

(2)

Mr. Fejes’ cash compensation in 2021 was paid in Swiss francs and in 2020 and 2019 was paid in Swiss francs and Hungarian forints. For 2021, 2020, and 2019, the applicable exchange rates used were $1.09, $1.06, and $1.01 per Swiss franc, and for 2020 and 2019, $0.0032 and $0.0035 per Hungarian forint, based on the average exchange rates from oanda.com.

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Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our NEOs for the year ended December 31, 2021.

	Grant date	Award approval date (1)	Estimated future payouts under non-equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards (2)
Name			Threshold ($)	Target ($)	Maximum ($)

Arkadiy Dobkin	2/10/2021	2/10/2021	—	$875,000	$1,750,000

	3/26/2021	2/10/2021					14,147	$387.74	$1,999,961

	3/26/2021	2/10/2021				5,368			$2,000,063

Jason Peterson	2/10/2021	2/10/2021	—	$425,000	$850,000

	3/26/2021	2/10/2021					6,366	$387.74	$ 899,961

	3/26/2021	2/10/2021				2,416			$ 900,177

Balazs Fejes	2/10/2021	2/10/2021	—	$425,000	$850,000

	3/26/2021	2/10/2021					6,720	$387.74	$ 950,006

	3/26/2021	2/10/2021				2,550			$ 950,105

Viktar Dvorkin	2/10/2021	2/10/2021	—	$300,000	$600,000

	3/26/2021	2/10/2021					4,598	$387.74	$ 650,019

	3/26/2021	2/10/2021				1,745			$ 650,170

Larry Solomon	2/10/2021	2/10/2021	—	$300,000	$600,000

	3/26/2021	2/10/2021					4,598	$387.74	$ 650,019
	3/26/2021	2/10/2021				1,745			$ 650,170
(1)

On February 10, 2021, the Compensation Committee approved non-equity incentive plan award targets and recommended grants of stock options and restricted stock units to our named executive officers which our Board of Directors then approved.

(2)

The amounts in this column represent the aggregate grant date fair value of the restricted stock unit and option awards granted to our named executive officers in 2021, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. We provide information regarding the assumptions used to calculate the value of these stock-based compensation awards in Note 12 to the audited consolidated financial statements included in our 2021 Annual Report on Form 10-K. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise, as applicable, will approximate the aggregate grant date fair value.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the holdings of stock options and stock awards that remained outstanding as of December 31, 2021 for each of our NEOs.

	Option awards						Stock awards

Name	Number of securities underlying unexercised options (#) exercisable (b)		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date (f)	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (#) (1)
(a)			(c)		(e)		(g)		(h)

Arkadiy Dobkin	80,000				$32.08	3/31/2024

	50,000				$61.38	3/23/2025

	41,026				$70.52	3/25/2026

	39,594	(2)			$73.27	3/24/2027

	21,623	(3)	7,207	(3)	$112.62	3/23/2028

	11,367	(4)	11,366	(4)	$169.13	3/29/2029

	6,323	(5)	18,966	(5)	$175.22	3/27/2030

			14,147	(6)	$387.74	3/26/2031

							18,360	(7)	$12,272,742

Jason Peterson			2,162	(3)	$112.62	3/23/2028

	1,973	(4)	3,953	(4)	$169.13	3/29/2029

	2,432	(5)	7,294	(5)	$175.22	3/27/2030

			6,366	(6)	$387.74	3/26/2031

							7,022	(7)	$4,693,856

Balazs Fejes	18,462				$70.52	3/25/2026

	17,817	(2)			$73.27	3/24/2027

	8,649	(3)	2,883	(3)	$112.62	3/23/2028

	4,546	(4)	4,547	(4)	$169.13	3/29/2029

	2,432	(5)	9,726	(5)	$175.22	3/27/2030

			6,720	(6)	$387.74	3/26/2031

							7,656	(7)	$5,117,653

Viktar Dvorkin	12,000				$61.38	3/23/2025

	13,333				$70.52	3/25/2026

	12,868	(2)			$73.27	3/24/2027

	6,487	(3)	2,162	(3)	$112.62	3/23/2028

	3,361	(4)	3,360	(4)	$169.13	3/29/2029

	1,848	(5)	5,544	(5)	$175.22	3/27/2030

			4,598	(6)	$387.74	3/26/2031

							5,578	(7)	$3,728,614

Larry Solomon	6,487	(3)	2,162	(3)	$112.62	3/23/2028

	3,361	(4)	3,360	(4)	$169.13	3/29/2029

	1,848	(5)	5,544	(5)	$175.22	3/27/2030

			4,598	(6)	$387.74	3/26/2031
							5,578	(7)	$3,728,614

(1)	The closing market price of our Common Stock on the NYSE on December 31, 2021 was $668.45.

(2)	The option became exercisable as to 25% of the total grant on each of March 24, 2018, 2019, 2020 and 2021.

(3)	The option became exercisable as to 25% of the total grant on each of March 23, 2019, 2020 and 2021 and will become exercisable as to 25% of the total grant on of March 23, 2022.

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(4)	The option became exercisable as to 25% of the total grant on each of March 29, 2020 and 2021 and will become exercisable as to 25% of the total grant on each of March 29, 2022 and 2023.

(5)	The option became exercisable as to 25% of the total grant on March 27, 2021 and will become exercisable as to 25% of the total grant on each of March 29, 2022, 2023 and 2024.

(6)	The option becomes exercisable as to 25% of the total grant on each of March 15, 2022, 2023, 2024, and 2025.

(7)

Represents restricted stock units awarded in 2018 that are scheduled to vest as to 25% of the shares on March 23, 2022; restricted stock units awarded in 2019 that are scheduled to vest as to 25% of the shares on each of March 29, 2022 and 2023; restricted stock units awarded in 2020 that are scheduled to vest as to 25% of the shares on each of March 27, 2022, 2023, and 2024; and restricted stock units awarded in 2021 that are scheduled to vest as to 25% of the shares on each of March 15, 2022, 2023, 2024, and 2025.

Options Exercised and Stock Vested

The following table sets forth information regarding the exercise of stock options and shares acquired upon vesting of stock awards by our NEOs during the year ended December 31, 2021.

	Option awards		Stock awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#) (2)	Value realized on vesting ($) (3)

Arkadiy Dobkin			10,336	$3,939,717

Jason Peterson	12,521	$6,435,177	4,512	$1,770,315

Balazs Fejes	20,000	$7,392,000	4,277	$1,628,771

Viktar Dvorkin	12,000	$8,425,080	3,162	$1,204,446
Larry Solomon	14,759	$8,633,372	3,075	$1,171,923
(1)	Represents the weighted average sale price of shares acquired on exercise of options during 2021. All options reflected were sold via cashless exercise.

(2)	Represents gross number of shares acquired on vesting. EPAM’s practice is to withhold shares to satisfy the tax withholding requirement arising from the vesting of restricted stock units.

(3)	Calculated based on the closing market price of EPAM common stock on the vesting dates.

Potential Payments on Termination and Change of Control

As discussed above under “Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table,” in 2021 we did not have a formal severance plan or similar arrangement that provides our NEOs (or other employees) with cash severance, equity acceleration, or other payments in connection with a termination of his or her employment with EPAM (except due to death or disability) or a change of control of EPAM. In addition, EPAM does not provide excise tax gross-ups to any of our NEOs, and the 2015 Plan expressly prohibits us from providing such gross-ups.

Treatment of Equity Awards in Termination and Change of Control Situations

Equity awards granted to our NEOs under our 2012 Long Term Incentive Plan (the “2012 Plan”), under which awards were made until June 2015, and under the 2015 Plan, under which awards have been made beginning in July 2015, may forfeit or accelerate in certain circumstances relating to termination of employment or change of control as follows:

◾	Upon a termination of service for cause, any unvested restricted stock units and any unexercised portion of the option (both vested and unvested) forfeit as of the termination date.

◾

For awards granted prior to 2021, upon a termination of service due to death or disability, any unvested restricted stock units and any unvested portion of the option forfeit as of the termination date. Any vested portion of the option will remain exercisable until the earlier of one year following the termination date and the expiration date of the option, unless the Compensation Committee determines that the option should be exercisable to some greater extent or remain exercisable for some longer period (but not after the tenth anniversary of the grant date). All or a portion of equity awards granted to our NEOs in 2021 will vest upon the death or disability of the NEO, depending on years of service at the time of death or disability.

◾

Upon a termination of service by EPAM (or an affiliate) without cause, or by the executive for good reason, in each case within two years after a change of control for option awards under the 2012 Plan or within one year after a change of control for awards under the 2015 Plan, the unvested portion of the option will vest in full, and the option will remain exercisable until the earlier of 90 days after the termination date and the expiration date of the option.

2022 Proxy Statement 37

  Executive Compensation

◾

Restricted stock units awarded to our executives provide for “double-trigger” accelerated vesting upon a change of control, such that outstanding unvested awards will only accelerate upon a termination of employment by EPAM (or an affiliate) without cause, or by the executive for good reason.

◾

Upon termination of service for any other reason, any unvested restricted stock units and any unvested portion of the option forfeit as of the termination date. Any vested portion of the option will remain exercisable until the earlier of 90 days following the termination date and the expiration date of the option, unless the Compensation Committee determines that the option should be exercisable to some greater extent or remain exercisable for some longer period (but not after the tenth anniversary of the grant date).

The following table sets forth the estimated value of the acceleration of unvested equity awards held by each of our named executive officers assuming a termination of service by EPAM or an affiliate without cause, or by the NEO for good reason, or due to the death or disability of the NEO, in each case assuming that such termination occurred on December 31, 2021. In the case of a termination of service without cause or by the NEO for good reason, the following table assumes that the date of termination of services was within two years following a change of control for awards made under the 2012 Plan, and within one year following a change of control for awards made under the 2015 Plan. In the case of a termination of service due to the death or disability of the NEO, the table assumes that the date of termination of service followed at least two years of service to EPAM or an affiliate.

Name	Value of accelerated unvested stock options upon qualifying termination after change of control or upon death/disability (1)	Value of accelerated unvested restricted stock units upon qualifying termination after change of control or upon death/disability (2)	Total

Arkadiy Dobkin	$23,006,942	$12,272,742	$35,279,684

Jason Peterson	$8,560,136	$4,693,856	$13,253,992

Balazs Fejes	$9,356,357	$5,117,653	$14,474,011

Viktar Dvorkin	$6,904,591	$3,728,614	$10,633,205
Larry Solomon	$6,904,591	$3,728,614	$10,633,205
(1)

The value associated with the acceleration of outstanding stock options is based on the closing market price of a share of our Common Stock as of December 31, 2021 ($668.45) minus the applicable exercise price.

(2)	The value associated with the acceleration of eligible unvested restricted stock units is based on the closing market price of a share of our Common Stock as of December 31, 2021 ($668.45).

38 2022 Proxy Statement

2021 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2021:

◾	the median of the annual total compensation of all our employees (other than our Chief Executive Officer) was $27,200;

◾	the annual total compensation of Chief Executive Officer was $5,921,525; and

◾	the ratio of these two amounts was 218 to 1.

We believe our pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. As SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, estimates and assumptions, our pay ratio may not be comparable with the pay ratios reported by other companies. As permitted by the Pay Ratio Rule, we have used the same median employee identified in our 2020 Pay Ratio Disclosure section of our definitive proxy statement for our 2020 annual meeting of stockholders (the “2020 Pay Ratio Disclosure”) because during 2021 there was no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to or otherwise significantly impact our pay ratio disclosure. For a full description of the methodology we used to identify our “median employee” and determine the annual total compensation for such median employee, please see our 2020 Pay Ratio Disclosure; however, the information therein is not incorporated by reference into this Proxy Statement.

2022 Proxy Statement 39

Independent Registered Public Accounting Firm

The Audit Committee, which is composed entirely of independent directors, has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2022. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2006. Representatives from Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees to Independent Registered Public Accounting Firm

The following table summarizes the fees incurred by Deloitte & Touche LLP and certain of its affiliates (collectively, the “Deloitte Entities”) and billed to us for each of the last two years for audit services, and billed to us in each of the last two years for audit related, tax and other services:

	2021	2020

	(in thousands)

Audit Fees	$3,668	$3,081

Audit-Related Fees	203	150

Tax Fees	448	528

All Other Fees	2	10
Total Fees	$4,321	$3,769

Audit Fees. Audit Fees consist of fees billed by Deloitte Entities for professional services rendered in connection with the integrated audit of our annual consolidated financial statements, reviews of condensed consolidated financial statements included in our quarterly Form 10-Q reports, consents issued in the current year, and foreign statutory audits.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services rendered in connection with ISAE3402 audits.

Tax Fees. Tax Fees primarily consist of fees billed for professional services rendered in connection with transfer pricing studies and tax consulting services.

All Other Fees. All Other Fees consist of subscription fees and fees billed for trainings provided in the current year.

Pre-Approval of Services

In accordance with its charter and legal requirements, the Audit Committee is required to approve in advance all audit and permitted non-audit services performed by our independent registered public accounting firm. As permitted by our pre-approval policy, the Audit Committee has delegated to its Chair the authority to pre-approve audit and permitted non-audit services involving estimated fees of up to $100,000 to be provided by our independent registered public accounting firm; provided that the Chair then communicates such pre-approvals to the full Audit Committee at its next regularly scheduled meeting. The pre-approval policy also includes full Audit Committee pre-approval of certain categories of audit and permitted non-audit services, up to $100,000 in the aggregate per year for each particular category of service. For 2022, this threshold increased to $250,000.

As part of its review, the Audit Committee considers whether any non-audit services will, or may potentially, impact the independence of our independent registered public accounting firm. The Audit Committee pre-approved all audit and non-audit services provided to EPAM by the Deloitte Entities in 2021 and 2020. None of the services described in the table above were exempt from the pre-approval requirement set forth in the SEC rules and regulations.

40 2022 Proxy Statement

Proposal 1: Election of Directors

We are soliciting proxies in favor of the re-election of the three director nominees identified below. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the director nominees named below to serve for a three-year term expiring at the annual meeting of stockholders to be held in 2025.

If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board has no reason to believe that any person named below will be unable or unwilling to serve as a nominee or as a director, if elected.

Directors

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Richard Michael Mayoras, Karl Robb, and Helen Shan for election as Class I directors at the Annual Meeting. These directors will hold office until the annual meeting of stockholders in 2025, or until their respective successors have been elected and qualified. The director nominees have consented to being named in this Proxy Statement as nominees for election as director and have agreed to serve as directors if elected. We did not pay a fee to any third party to identify or evaluate any potential nominees.

Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Vote Required

Directors are elected by a majority of the votes of the shares of our Common Stock cast in person or represented by proxy at the Annual Meeting and entitled to vote. Our bylaws contain procedures to be followed in the event that one or more Directors does not receive a majority of votes cast FOR his or her election at the Annual Meeting.

Recommendation

The Board recommends a vote FOR each of the director nominees as Class I directors.

2022 Proxy Statement 41

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2022. In deciding to engage Deloitte & Touche LLP, the Audit Committee noted that there were no auditor independence issues raised with Deloitte & Touche LLP.

The Board recommends that stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may, in their discretion, retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of EPAM and its stockholders.

The Audit Committee reviews audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP can be found in the following sections of this Proxy Statement: “Corporate Governance – Committees of the Board – Audit Committee” and “Report of the Audit Committee.” For additional information about Deloitte & Touche LLP, see “Independent Registered Public Accounting Firm” elsewhere in this Proxy Statement.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

Recommendation

The Board recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

42 2022 Proxy Statement

Proposal 3: Annual Advisory Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation programs are designed and individually tailored to attract, motivate, and retain our named executive officers, each of whom is critical to our success. The components of our executive compensation programs encourage performance in support of our organizational strategy, and reward our named executive officers based on Company performance and the objective and subjective evaluation of individual performance. EPAM’s equity plans are intended to align compensation with the long-term interests of our stockholders. Please read the “Executive Compensation – Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the 2021 compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures described and explained in “Executive Compensation – Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to EPAM’s success in 2021 and over the long-term.

Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of EPAM Systems, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this advisory vote to approve executive compensation is non-binding, the Board and the Compensation Committee will carefully assess the voting results and may consult directly with stockholders to better understand any issues or concerns raised through the stockholder vote.

Vote Required

The advisory vote to approve executive compensation requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

Recommendation

The Board recommends that you vote FOR approval of our executive compensation.

2022 Proxy Statement 43

Proposal 4: Approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

Background

We are asking our stockholders to approve the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan, or the 2022 NED Plan, at the Annual Meeting. The 2022 NED Plan is an amendment to the 2012 Non-Employee Directors Compensation Plan (the “2012 Directors Plan”), which expired in January 2022. The 2022 NED Plan was adopted by the Board on April 6, 2022, subject to approval by our stockholders.

The 2022 NED Plan that we are proposing includes best governance practices aligned with stockholder interests and is substantially similar to its predecessor plan, with the most material change being an extension of the term of the plan. The maximum number of shares available for issuance under the 2022 NED Plan, including before and after approval of the proposed amendments, shall not exceed 600,000. As of December 31, 2021, 521,891 shares remained available for issue under the 2022 NED Plan. Because the predecessor plan expired in January 2022, we need approval of the 2022 NED Plan in order to grant equity awards to our non-employee directors. Key considerations for stockholders in approving the 2022 NED Plan are set forth below.

Your approval of the 2022 NED Plan will incorporate the following best governance practices in furtherance of stockholder interests:

◾	No option repricing. No repricing of options is permitted without stockholder approval, except with respect to permitted adjustments in connection with certain capitalization events.

◾	No discounted options or similar awards. No discounted stock options or similar awards may be granted under the 2022 NED Plan.

◾	Clawbacks. The Board may specify in an award document that awards under the 2022 NED Plan are subject to any clawback policy that we have in place.

◾	No evergreen share authorization. The 2022 NED Plan does not contain an evergreen provision allowing for an increase in the share pool without stockholder approval.

If the 2022 NED Plan is approved by stockholders at the Annual Meeting, we anticipate that the requested share authorization will last through the anticipated term of the 2022 NED Plan. We intend to continue our historic practices with respect to vesting of awards under the 2022 NED Plan. We also offer our directors the option to defer receipt of shares of our common stock delivered upon conversion of restricted stock units until the July 15th immediately following their retirement from the Board, or in one to five annual installments following retirement from the Board. For information about the potential dilutive effects of equity grants made under the predecessor 2012 Directors Plan, please see our audited consolidated financial statements included in our 2021 Annual Report.

If this Proposal 4 is approved by our stockholders, the maximum number of shares of our Common Stock that may be issued under the 2022 NED Plan, both before and after approval of the proposed amendment and restatement, will be 600,000 shares. As of the Record Date, a total of 57,139,112 shares of our Common Stock were outstanding. The 2022 NED Plan share reserve represents approximately 1% of the total number of shares of our Common Stock outstanding as of the Record Date.

If this Proposal 4 is approved by our stockholders, the 2022 NED Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal 4, the 2022 NED Plan will not become effective.

Summary of the 2022 NED Plan

The principal terms and conditions of the 2022 NED Plan are summarized below. The summary, however, is not intended to be a complete description of all of the terms of the 2022 NED Plan and is qualified in its entirety by reference to the complete text of the 2022 NED Plan, which is included in Appendix B to this Proxy Statement.

Purpose. The purpose of the 2022 NED Plan is to attract and retain the services of experienced non-employee directors for EPAM by providing them with compensation for their services in the form of cash and/or shares of our common stock,

44 2022 Proxy Statement

  Proposal 4: Approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

thereby promoting the long-term growth and financial success of EPAM and furthering the best interests of its stockholders. The 2022 NED Plan was originally adopted on January 11, 2012, was first amended and restated on April 16, 2015, and has been amended and restated as of April 6, 2022, pending shareholder approval.

Participation. Directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the 2022 NED Plan. Currently, seven directors are eligible to participate in the 2022 NED Plan. The basis for participation in the 2022 NED Plan is the Board’s decision that an award to an eligible participant will further the 2022 NED Plan’s purposes of attracting and retaining experienced non-employee directors.

Plan Term. No awards will be granted under the 2022 NED Plan after the maximum number of shares of our Common Stock available for issuance under the 2022 NED Plan has been issued or our board of directors terminates the 2022 NED Plan.

Authorized Shares. Subject to adjustment (as described below), other than with respect to substitute awards, the maximum number of shares available for issuance under the 2022 NED Plan may not exceed 600,000 shares. If an award (other than a substitute award) expires or is canceled or forfeited, then the shares covered by such award will again be available for issuance under the 2022 NED Plan.

Administration. Our Board administers the 2022 NED Plan and has authority to:

◾	designate participants;

◾

determine the types of awards (including substitute awards) to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards or other property, the circumstances under which awards may be canceled, repurchased, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the Board;

◾	interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan;

◾	establish, amend, suspend or waive rules and regulations and appoint agents; and

◾	make any other determination and take any other action that it deems necessary or desirable to administer the plan.

Types of Awards. The 2022 NED Plan provides for grants of non-qualified stock options, restricted stock, RSUs, and other stock-based awards:

◾

Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option will be determined by our Board but may not be less than the closing price of a share of our common stock on the grant date. Our Board will determine the date on which each stock option becomes vested and exercisable and the expiration date of each option. The Board may specify in an award agreement that an “in-the-money” option will be automatically exercised on its expiration date; however, no stock option will be exercisable more than ten years from the grant date.

◾	Restricted Stock. Restricted stock is an award of shares of our common stock that are subject to restrictions on transfer and a substantial risk of forfeiture.

◾	RSUs. An RSU represents a contractual right to receive the value of a share of our common stock at a future date, subject to specified vesting and other restrictions.

◾

Other Stock-Based Awards. Our Board is authorized to grant other stock-based awards, which may be denominated in shares of our common stock or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon our performance or that of our business units or any other factors that the Board or a committee of the Board designates.

Adjustments. In the event that our Board determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2022 NED Plan, the Board will adjust equitably any or all of:

◾	the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limits under the 2022 NED Plan;

2022 Proxy Statement 45

  Proposal 4: Approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

◾	the number and type of shares or other securities subject to outstanding awards; and

◾	the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

Automatic Grants. Our Board or a committee of our Board may institute, by resolution, automatic award grants to new and continuing members of the Board.

Retainers. Our Board is authorized to grant retainers to our directors and will determine the terms and conditions of such retainers, including the amounts payable, the payment dates, whether such retainers may be electively deferred (subject to Section 409A of the Code) and if so, whether such deferred retainers may be distributed in cash or shares. The number of shares that will be issued to a director who elects to receive a retainer in shares will equal the amount of cash that otherwise would have been paid to the director on the payment date of such retainer, divided by the fair market value of a share as of the payment date or an average stock price of the Company over a period leading up to the payment date, as determined by the Board.

Termination of Service and Change of Control. Our Board will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited.

Amendment and Termination. Our Board may amend, alter, suspend, discontinue or terminate the 2022 NED Plan, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. Our Board may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Board action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except to the extent that such action is taken to cause the 2022 NED Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

In addition, our Board may amend the 2022 NED Plan in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax efficient manner and in compliance with local rules and regulations.

U.S. Federal Income Tax Consequences.

Non-Qualified Stock Options. A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

Benefits Under the 2022 NED Plan.

All awards under the 2022 NED Plan will be granted under our Non-Employee Director Compensation Policy, effective as of January 1, 2022. The number of RSU awards to be granted under that policy cannot be determined at this time because the number of awards and grant date fair value of those awards are determined immediately prior to the grant date, which occurs on or after the date of the Annual Meeting. As a result, it is not possible at this time to indicate the number or the nature and terms of such future awards. If additional non-employee directors are named to our Board prior to the grant date, the name of such non-employee directors that would receive future awards also cannot be determined. The table below, however, sets forth the awards that were granted in 2021 under the 2012 Directors Plan to our non-employee directors.

Name	Stock awards ($)	Number of Units (#)

Richard Michael Mayoras	$159,956	328

Karl Robb	$159,956	328

Eugene Roman	$159,956	328

Robert E. Segert	$159,956	328

Helen Shan	$159,956	328

Jill B. Smart	$159,956	328
Ronald P. Vargo	$159,956	328

46 2022 Proxy Statement

  Proposal 4: Approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

Vote Required

Approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

Recommendation

The Board recommends that you vote FOR approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan.

Equity Compensation Plan Information

The following table sets forth information about awards outstanding as of December 31, 2021 and securities remaining available for issuance under the 2015 Plan, the 2012 Plan, (the 2012 Directors Plan), and the 2021 Employee Stock Purchase Plan (“ESPP”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column ) (in thousands)

Equity compensation plans approved by security holders:(1)					5,688	(2)

Stock options	2,318	(3)	$77.79	(4)	—

Restricted stock units	599	(5)	$—		—

Equity compensation plans not approved by security holders	—		$—		—
Total	2,917		$77.79		5,688
(1)	This table includes the following stockholder approved plans: the 2015 Plan, 2012 Plan, the 2012 Directors Plan, and the ESPP.

(2)

Represents the number of shares available for future issuances under our stockholder approved equity compensation plans and is comprised of 4,266 thousand shares available for future issuance under the 2015 Plan, 522 thousand shares available for future issuances under the 2012 Directors Plan, and 900 thousand shares that may be issued under the ESPP.

(3)

Represents the number of underlying shares of common stock associated with outstanding options under our stockholder approved plans and does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased under the ESPP are not determined until the end of the relevant purchase period.

(4)	Represents the weighted-average exercise price of stock options outstanding under the 2015 Plan and the 2012 Plan.

(5)

Represents the number of underlying shares of common stock associated with outstanding restricted stock units under our stockholder approved plans and is comprised of 596 thousand shares underlying restricted stock units granted under our 2015 Plan and 3 thousand shares underlying restricted stock units granted under our 2012 Directors Plan.

2022 Proxy Statement 47

Householding

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports, notices of Internet availability of proxy materials and information statements, to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary, or by telephone at (267) 759-9000 ext. 64588. We undertake to deliver separate copies of these documents promptly upon such written or oral request. Stockholders who currently receive multiple copies of these documents at their address and would like to request householding of their communications should contact their broker.

48 2022 Proxy Statement

Questions and Answers About the 2022 Annual Meeting and Voting Your Shares

Why am I receiving these materials?

Our Board has made the Proxy Materials available to you on the Internet or has delivered printed Proxy Materials to you in connection with the solicitation of proxies for use at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting in person or via a live audio webcast and are requested to vote on the items of business described in this Proxy Statement.

What is a Proxy?

Our Board is soliciting your vote at the Annual Meeting. You may vote by proxy as explained in this Proxy Statement. A proxy is your formal legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Edward Rockwell and Kate Pytlewski have been designated as proxies for the Annual Meeting.

What Proposals will be voted on at the Annual Meeting?

There are four proposals that will be voted on at the Annual Meeting:

1.	To elect three Class I directors specified in this Proxy Statement to hold office for a three-year term or until their successors are elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2022.

3.	To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement.

4.	To approve the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan.

How does the Board recommend I vote?

Our Board unanimously recommends that you vote:

◾	FOR election of the three nominated Class I directors specified in this Proxy Statement (Proposal 1).

◾	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2022 (Proposal 2).

◾	FOR approval, on an advisory and non-binding basis, of the compensation for our named executive officers as disclosed in this Proxy Statement (Proposal 3).

◾	FOR approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan (Proposal 4).

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Edward Rockwell and Kate Pytlewski, or either of them, will have discretion to vote on those matters in accordance with their best judgment, unless you direct them otherwise in your proxy instructions. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

2022 Proxy Statement 49

  Questions and Answers About the 2022 Annual Meeting and Voting Your Shares

Who can vote at the Annual Meeting?

The Board established the Record Date for determining the stockholders entitled to vote at the Annual Meeting as April 11, 2022. Stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting.

On the Record Date, 57,139,112 shares of our Common Stock were outstanding, and we had no other class of equity securities issued and outstanding. You are entitled to one vote for each share of Common Stock you own for each matter to be voted on at the Annual Meeting. As of the Record Date, holders of Common Stock are eligible to cast an aggregate of 57,139,112 votes at the Annual Meeting.

Is my vote confidential?

All votes are confidential. Your vote will not be disclosed to EPAM, except as required by law, in contested Board elections or certain other limited circumstances. No recording of the Annual Meeting is allowed, including audio and video recording.

Can I participate in the Annual Meeting virtually?

Yes. Stockholders who attend the Annual Meeting virtually will be afforded the same rights and opportunities to participate as stockholders that attend the Annual Meeting in person. Stockholders that join the live audio webcast of the Annual Meeting will be able to listen, submit questions, and vote regardless of location.

How can I attend the Annual Meeting virtually?

If you plan to attend the Annual Meeting in person, you will need to bring proof of your ownership of Common Stock as of the close of business on the Record Date (such as your proxy card, transfer agent statement, account statement (if you are a beneficial owner holding shares in “street name” through your Broker) or other acceptable evidence of ownership of Common Stock. You will also be required to present an acceptable form of photo identification such as a passport or driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

In order to attend the Annual Meeting virtually, you must register in advance at www.proxydocs.com/EPAM. Upon entry of your control number (located on your proxy card, voting instruction form, or Notice of Internet Availability) and completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and to vote and submit questions during the meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. On the day of the Annual Meeting, June 2, 2022, stockholders may begin to log in to the virtual portion of the Annual Meeting 15 minutes prior to the start of the Annual Meeting at 10:00am Eastern time.

Will I have an opportunity to ask questions at the Annual Meeting?

Yes. Stockholders that attend the Annual Meeting in person will have an opportunity to ask questions after the formal business of the Annual Meeting is completed. Stockholders that attend the live audio webcast of the Annual Meeting may submit a question in advance of the Annual Meeting and during the Annual Meeting on the Annual Meeting website. During registration for the virtual Annual Meeting, there will be a link labeled ”Questions for Management” on the registration page. Questions submitted during the virtual portion of the Annual Meeting will be in text form through the Q&A dialog box on the right side of the virtual Annual Meeting website. Questions can be submitted once logged into the live audio webcast, which starts 15 minutes before the start time of the Annual Meeting.

Following conclusion of the formal business of the Annual Meeting, questions submitted before and during the Annual Meeting will be addressed. If the question-and-answer period extends beyond the allotted time, stockholders will be provided with information to contact our Investor Relations team and ask their questions directly.

Rules of conduct and an agenda will be available to stockholders that attend the Annual Meeting in person and on the virtual Annual Meeting website and will explain the format and procedure of the question-and-answer session. The rules of conduct will be strictly adhered to during the Annual Meeting.

50 2022 Proxy Statement

  Questions and Answers About the 2022 Annual Meeting and Voting Your Shares

What if I have difficulty joining or using the virtual Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have when accessing the virtual portion of the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting or submitting questions, please use the link on the meeting portal website titled “Having trouble? Please view the Meeting Access FAQs Guide.” This will have many FAQs as well as a technical support number that can be called before or during the meeting.

Where can I review the list of stockholders?

The list of EPAM’s stockholders of record as of April 11, 2022 that are entitled to vote at the Annual Meeting will be available for viewing by stockholders for any relevant purpose for 10 days prior to the Annual Meeting, as well as at the Annual Meeting, by visiting our offices at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940 during ordinary business hours or by contacting EPAM’s Investor Relations team. Stockholders requesting access to the list will be asked to provide the control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials that will be mailed or otherwise made available to stockholders entitled to vote at the Annual Meeting. During the virtual portion of the Annual Meeting, the stockholder list will be available to stockholders by clicking the “Click Here to view the Registered Shareholder List” on the virtual Annual Meeting portal. This is only available at the start time of the Annual Meeting.

What constitutes a quorum?

A majority of our outstanding shares of Common Stock as of the record date must be present, in person or by proxy, at the Annual Meeting in order to conduct business. This is called a quorum. If there are not enough shares of Common Stock present both in person and by timely and properly submitted proxies to constitute a quorum, the Annual Meeting may be adjourned until such time as a sufficient number of shares are present. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is the difference between being a “Stockholder of Record” and a “Beneficial Owner” holding shares in street name?

Stockholder of Record: You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC. The Proxy Materials are sent directly to a stockholder of record. A stockholder of record has the right to grant its proxy to vote directly to our named proxy holders or to vote via the Internet before or during the Annual Meeting.

Beneficial Owner/Street Name: If your shares are held in a stock brokerage account or by a bank or other nominee (a “Broker”), you are considered the “beneficial owner” of shares held in street name and your Broker is considered the stockholder of record. Your Broker forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your Broker how to vote your shares by completing the voting instruction form. Because a beneficial owner is not the stockholder of record, you are invited to attend the virtual Annual Meeting, but you may not vote these shares during the Annual Meeting unless you obtain a “legal proxy” from the Broker that holds your shares, giving you the right to vote the shares during the Annual Meeting.

How do I vote?

By Written Proxy: Stockholders of record can vote their shares by marking, signing and timely returning the proxy card.

By Internet Proxy: Stockholders of record can vote their shares via the Internet. The Notice contains instructions and the Internet website address in order to vote by Internet. The Internet voting procedure is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

At the Annual Meeting: All stockholders of record may vote at the Annual Meeting. Even if you plan to attend the Annual Meeting in person or by live audio webcast, we recommend that you also submit your proxy or voting instructions by mail or the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

2022 Proxy Statement 51

  Questions and Answers About the 2022 Annual Meeting and Voting Your Shares

Shares Held in “Street Name”: If you are a beneficial owner because your shares of stock are held in “street name” (i.e., through a bank, broker or other nominee), you will receive voting instructions from the institutions holding your shares. The methods of voting will depend upon the institution’s voting processes. Please contact the institution holding your shares of stock for more information.

What does it mean if I receive more than one proxy card?

It means that your shares are registered differently, or you have multiple accounts. Please vote all these shares separately to ensure all the shares you hold are voted.

If I submit a proxy via a proxy card, the Internet, or by mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you properly submit your proxy but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors as explained under “What if I do not specify how my shares are to be voted?”.

What if I do not specify how my shares are to be voted?

Stockholders of Record: If you are a stockholder of record and you properly submit your proxy but do not give voting instructions, the persons named as proxies will vote your shares as follows: FOR the election of EPAM’s director nominees set forth in this Proxy Statement (Proposal 1); FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2022 (Proposal 2); FOR the approval, on an advisory and non-binding basis, of the compensation of our named executive officers (Proposal 3); and FOR the approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan (Proposal 4). If you do not return a proxy, your shares will not be counted for purposes of determining whether a quorum exists, and your shares will not be voted at the Annual Meeting.

Beneficial Owners: If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to your Broker within 10 days of the Annual Meeting, your Broker will be prohibited under the rules of the New York Stock Exchange (“NYSE”) from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote.” The Election of Directors (Proposal 1), the Annual Advisory Vote to Approve Executive Compensation (Proposal 3), and the Approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan (Proposal 4) are considered “non-routine” matters and therefore may not be voted on by your Broker absent specific instructions from you. The Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 2) is considered a “routine” matter and therefore may be voted on by your Broker without instruction from you. We strongly encourage you to submit your voting instructions to your Broker and exercise your right to vote as a stockholder.

52 2022 Proxy Statement

  Questions and Answers About the 2022 Annual Meeting and Voting Your Shares

What vote is required to approve each item?

Item	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of Class I Directors	Majority of the votes of the shares of Common Stock cast in person or represented by proxy at the Annual Meeting. Our bylaws contain procedures to be followed in the event that one or more Directors does not receive a majority of votes cast FOR his or her election at the Annual Meeting.	No
Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Year Ending December 31, 2022	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.	Yes
Proposal 3 – Annual Advisory Vote to Approve Executive Compensation	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.	No
Proposal 4 – Approval of the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.	No

With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN on each of the nominees. If you ABSTAIN from voting on Proposal 1, the abstention will not influence the outcome.

With respect to Proposals 2, 3, and 4 you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on these Proposals, the abstention will have the same effect as an AGAINST vote.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with EPAM’s Corporate Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy via the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting, whether live or in person, will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot during the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your Broker, or, if you have obtained a legal proxy from your Broker giving you the right to vote your shares, by attending the Annual Meeting, either via the live audio webcast or in person, and voting during the Annual Meeting.

How will the proxies be solicited?

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular directors, executive officers and employees, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Who will count the votes and how can I find the voting results of the Annual Meeting?

Our inspector of election will tabulate and certify the votes. We plan to announce preliminary voting results at the Annual Meeting, and we will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC shortly after the Annual Meeting.

2022 Proxy Statement 53

  Questions and Answers About the 2022 Annual Meeting and Voting Your Shares

What is an abstention and how will abstentions be treated?

An “abstention” is when a stockholder chooses to abstain or refrain from voting his or her shares on one or more matters presented for a vote. For the purpose of determining the presence of a quorum, abstentions are counted as present.

What are the fiscal year end dates?

Each of our fiscal years ends on December 31. This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about EPAM and its executive officers and directors. Some of the information is provided as of the end of our 2019, 2020, and 2021 fiscal years and some information is provided as of a more current date.

Where can I get an Annual Report?

Our 2021 Annual Report, including consolidated financial statements as of and for the year ended December 31, 2021, is being distributed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement, in satisfaction of the requirements of the SEC.

In addition, this Proxy Statement and our 2021 Annual Report are available to you at no charge electronically at https://www.proxydocs.com/EPAM.

Additional copies of the 2021 Annual Report are available at no charge upon written request. To obtain additional copies of the 2021 Annual Report, please contact us at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Edward Rockwell, Corporate Secretary. The request must include a representation by the stockholder that as of our record date, April 11, 2022, the stockholder was entitled to vote at the Annual Meeting.

54 2022 Proxy Statement

Stockholder Proposals for the 2023 Annual Meeting

If a stockholder wishes to present a proposal to be included in our proxy statement for our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), the proponent and the proposal must comply with these instructions and the proxy proposal submission rules of the SEC. One very important requirement is that the proposal be received by our Corporate Secretary no later than December 23, 2022, based on an anticipated mailing date of this Proxy Statement date of April 22, 2022, pursuant to SEC Rule 14a-8. Proposals we receive after that date will not be included in the Proxy Statement for the 2023 Annual Meeting. We urge stockholders to submit proposals by certified mail, return receipt requested.

A stockholder proposal not included in our Proxy Statement for the 2023 Annual Meeting will be ineligible for presentation at the 2023 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to our Corporate Secretary at our principal executive offices at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary. In order to be timely under our bylaws, in the case of an annual meeting of the stockholders, such notice must be received by the Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders. Therefore, for a stockholder to give timely notice and be eligible for presentation at the 2023 Annual Meeting, notice must be received by the Corporate Secretary no earlier than February 2, 2023 and no later than March 4, 2023. If the next annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received no earlier than 120 days prior to such annual meeting nor later than 70 days prior to such annual meeting or the 10th day following the day on which public announcement is first made by us of the date of such meeting.

Under the proxy access provisions of our bylaws, a stockholder, or a group of up to 20 stockholders, owning 3% or more of the outstanding shares of our Common Stock continuously for at least three years, can nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two nominees or 20% of the Board (which may be adjusted in accordance with our bylaws), provided that the stockholder(s) and director candidate(s) satisfy the requirements specified in the bylaws. To nominate a director pursuant to our proxy access provisions, you must comply with all of the procedures, information requirements, qualifications and conditions set forth in our bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than the close of business on November 23, 2022 and no later than December 23, 2022. If the next annual meeting is called for a date that is more than 30 days before or more than 30 days after the anniversary date of the preceding year’s annual meeting of stockholders, in order to be timely, notice of proxy access director nominees must be received by the later of the close of business on the date that is 180 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

Stockholder nominations for the election of directors at a special meeting of the stockholders must be received by our Corporate Secretary no earlier than 120 days prior to such special meeting nor later than the later of 90 days prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting.

A stockholder’s notice to our Corporate Secretary must be in proper written form and must include the information and consents required by our bylaws related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination or proposal is made and each person whom the stockholder proposes to nominate for election as a director or the business desired to be brought before the meeting.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at U.S. Securities and Exchange Commission, Division of Corporation Finance, 100 F Street, NE, Washington, DC 20549 or through the SEC’s website at www.sec.gov. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary.

2022 Proxy Statement 55

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent in accordance with their best judgment, unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors of EPAM Systems, Inc.:

Edward Rockwell

Edward Rockwell

Senior Vice President, General Counsel and Corporate Secretary

Newtown, Pennsylvania

April 22, 2022

56 2022 Proxy Statement

Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

EPAM SYSTEMS, INC. AND SUBSIDIARIES

(in thousands, except percent and per share amounts)

(Unaudited)

EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the years ended December 31, 2021 and 2020:

	Year ended December 31, 2021			Year ended December 31, 2020

	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$2,483,697	$(51,580)	$2,432,117	$1,732,522	$(32,785)	$1,699,737
Selling, general and administrative expenses(2)	$648,736	$(66,651)	$582,085	$484,758	$(48,243)	$436,515
Income from operations(3)	$542,316	$135,877	$678,193	$379,324	$93,368	$472,692
Operating margin	14.4%	3.6%	18.0%	14.3%	3.5%	17.8%
Net income(4)	$481,652	$52,609	$534,261	$327,160	$43,480	$370,640
Weighted average diluted shares outstanding	56,511	—	59,064	58,446	—	58,446
Diluted earnings per share	$8.15		$9.05	$5.60		$6.34

Notes:

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted next to the appropriate line item.

2022 Proxy Statement A-1

  Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

	Year Ended December 31,

	2021	2020
Stock-based compensation expenses	$51,580	$32,785
Total adjustments to GAAP cost of revenues(1)	51,580	32,785
Stock-based compensation expenses	60,075	42,453
Other acquisition-related expenses	6,397	1,868
One-time charges	179	3,922
Total adjustments to GAAP selling, general and administrative expenses(2)	66,651	48,243
Amortization of purchased intangible assets	17,646	12,340
Total adjustments to GAAP income from operations(3)	$135,877	$93,368
Change in fair value of contingent consideration included in Interest and other income, net	8,782	1,827
Impairment of investment	—	313
Foreign exchange loss	7,197	4,667
Provision for income taxes:
Tax effect on non-GAAP adjustments	(27,619)	(20,049)
Excess tax benefits related to stock-based compensation	(71,628)	(36,646)
Total adjustments to GAAP net income(4)	$52,609	$43,480

A-2 2022 Proxy Statement

Appendix B: 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

2022 AMENDED AND RESTATED EPAM SYSTEMS, INC.

NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 6, 2022

APPROVED BY THE SHAREHOLDERS: [DATE]

SECTION 1        Purpose. The purpose of the Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan (the “Plan”) is to attract and retain the services of experienced non-employee directors for EPAM Systems, Inc. (the “Company”) by providing them with compensation for their services in the form of cash and/or shares of the Company’s common stock, thereby promoting the long term growth and financial success of the Company and furthering the best interests of its shareholders. The Plan was originally adopted on January 11, 2012, was first amended and restated on April 16, 2015, and has been amended and restated as of April 6, 2022.

SECTION 2        Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)        “Award” means any Option, Restricted Stock, RSU, Other Stock-Based Award or Retainer granted under the Plan.

(b)        “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(c)        “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(d)        “Board” means the board of directors of the Company.

(e)        “Change in Control” means the occurrence of any one or more of the following events:

i.        any Person, other than an employee benefit plan or trust maintained by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

ii.       at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

iii.      the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).

Notwithstanding the foregoing or any provision of any Award Document to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”)), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A), such amount shall not be

2022 Proxy Statement B-1

  Appendix B: 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Document, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A.

(f)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(g)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(h)        “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the day prior to the date in question (or, if there is no reported sale on such prior day, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Board or a committee of the Board, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board or a committee of the Board.

(i)        “Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6.

(j)        “Other Stock-Based Award” means an Award granted pursuant to Section 8.

(k)        “Participant” means the recipient of an Award granted under the Plan.

(l)        “Person” has the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(m)        “Restricted Stock” means any Share granted pursuant to Section 7.

(n)        “Retainer” means an annual cash retainer payable pursuant to Section 10 for service as (i) a member of the Board or a committee of the Board or (ii) chair or lead director of the Board or chair of any such committee.

(o)        “RSU” means a contractual right granted pursuant to Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in Shares. Awards of RSUs may include the right to receive dividend equivalents.

(p)        “Shares” means shares of the Company’s common stock.

SECTION 3        Eligibility. Each member of the Board that is not an employee of the Company or any of its subsidiaries shall be eligible to receive Awards under the Plan.

SECTION 4        Administration.

(a)        The Plan shall be administered by the Board. The Board may issue rules and regulations for administration of the Plan. The Board shall meet at such times and places as it may determine.

(b)        Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(c)        All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its shareholders and the Participants and any Beneficiaries thereof.

B-2 2022 Proxy Statement

  Appendix B: 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

SECTION 5        Shares Available for Awards.

(a)        Subject to adjustment as provided in Section 5(c), the maximum number of Shares available for issuance under the Plan, including before and after the effective date of the amendment and restatement of the Plan, shall not exceed 600,000 Shares in the aggregate.

(b)        Any Shares subject to an Award that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including (i) the number of Shares surrendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan.

(c)        In the event that the Board determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall adjust equitably any or all of:

(i)        the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate Share limit specified in Section 5(a);

(ii)       the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)      the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)        Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

SECTION 6        Options. The Board is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:

(a)        The exercise price per Share under an Option; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)        The term of each Option, which shall not exceed 10 years from the date of grant of such Option.

(c)        The time or times at which an Option may be exercised in whole or in part. The Board may specify in an Award Document that an “in-the-money” Option shall be automatically exercised on its expiration date.

(d)        The method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

SECTION 7        Restricted Stock and RSUs. The Board is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)        The Award Document shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date).

(b)        Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Board may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.

(c)        Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

2022 Proxy Statement B-3

  Appendix B: 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

(d)        The Board may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

SECTION 8        Other Stock-Based Awards. The Board is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Board or a committee of the Board. The Board shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, as the Board shall determine.

SECTION 9        Automatic Grants. The Board or a committee of the Board may institute, by resolution, automatic Award grants to new and to continuing members of the Board, with the number and type of such Awards, the terms and conditions of such Awards, and the criteria for the grant of such Awards, as is determined by the Board or a committee of the Board, in its sole discretion.

SECTION 10        Retainers. The Board is authorized, subject to limitations under applicable law, to grant Retainers to Participants. The Board shall determine the terms and conditions of such Retainers, including without limitation (i) the amounts payable, (ii) the payment dates (including whether payment is made in a lump sum or installments and whether payment is made in advance or arrears), (iii) whether such Retainers may be electively received in Shares and (iv) whether such Retainers may be electively deferred, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, and, if so, whether such deferred Retainers may be distributed in cash and/or Shares. Shares issued to Participants pursuant to (iii) or (iv) above will not count against the aggregate Share limit specified in Section 5(a). The number of Shares that will be issued to a Participant who elects to receive a Retainer in Shares shall equal the amount of cash that otherwise would have been paid to such Participant on the payment date of such Retainer divided by (i) the Fair Market Value of a Share as of such payment date or (ii) an average stock price of the Company over a period leading up to the payment date, as determined by the Board.

SECTION 11        Effect of Termination of Service or a Change in Control on Awards. The Board may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s termination of service from the Board or a Change in Control prior to exercise or settlement of such Award.

SECTION 12        General Provisions Applicable to Awards.

(a)        Awards shall be granted for such cash or other consideration, if any, or for no consideration, as the Board determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b)        Awards may, in the discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)        Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Board in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)        Except as may be permitted by the Board or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

B-4 2022 Proxy Statement

  Appendix B: 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

(e)        A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose.

(f)        All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 13        Amendments and Terminations.

(a)        Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary in the Plan, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)        The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that, except as provided in Section 5(c), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof.

(c)        The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)        The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(e)        No Repricing. Except as provided in Section 5(c), the Board may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option or similar Award by: (i) amending or modifying the terms of the Option or similar Award to lower the exercise price; (ii) cancelling the underwater Option or similar Award and granting either (A) replacement Options or similar Awards having a lower exercise price or (B) Restricted Shares, RSUs or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options or similar Awards for cash or other securities. An Option or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

SECTION 14        Miscellaneous.

(a)        No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b)        The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)        Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

2022 Proxy Statement B-5

  Appendix B: 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan

(d)        The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e)        If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f)        Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)        No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 15        Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the maximum number of Shares available for issuance under the Plan have been issued or (ii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 16        Section 409A of the Code. With respect to Awards subject to Section 409A, the Plan is intended to comply with the requirements of Section 409A, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If the Board considers a Participant to be one of the Company’s “specified employees” under Section 409A at the time of such Participant’s “separation from service” (as defined in Section 409A), any distribution that otherwise would be made to such Participant with respect to an Award that is subject to Section 409A as a result of such separation from service shall not be made until the date that is six months after such separation from service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A.

SECTION 17        Cancellation or “Clawback” of Awards.

(a)        The Board may specify in an Award Document that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

(b)        The Board shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

SECTION 18        Governing Law. The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

B-6 2022 Proxy Statement

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/EPAM ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE Call 1-866-979-0843 ● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
MAIL ● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/EPAM

EPAM Systems, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 11, 2022

TIME:	Thursday, June 2, 2022 10:00 AM, Eastern Time
PLACE:	41 University Drive, Newtown, Pennsylvania, 18940 or live audio webcast at www.proxydocs.com/EPAM

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Edward Rockwell and Kate Pytlewski (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of EPAM Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

EPAM Systems, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect three Class I directors to hold office for a three-year term or until their successors are elected and qualified.
		FOR	AGAINST	ABSTAIN
	1.01 Richard Michael Mayoras	☐	☐	☐	FOR

	1.02 Karl Robb	☐	☐	☐	FOR

	1.03 Helen Shan	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐	FOR

3.	To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement.	☐	☐	☐	FOR

4.	To approve the 2022 Amended and Restated EPAM Systems, Inc. Non-Employee Directors Compensation Plan.	☐	☐	☐	FOR
5.	To transact such other business as may property come before the Annual Meeting.

☐	Check here if you would like to attend the meeting in person.

You must register to attend the meeting online and/or participate at www.proxydocs.com/EPAM

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date